SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under Rule 14a-12

Stratus Properties Inc.

(Name of Registrant as Specified in Its Charter)

Oasis Management Company Ltd.

Seth Fischer

Ella Benson

Eugenio De La Garza Diaz

Laurier L. Dotter

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

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On March 1, 2021, Oasis Management Company Ltd. (“Oasis”) issued a press release (the “Press Release”) announcing the public release of an investor presentation (the “Presentation”) outlining how Oasis believes Stratus Properties Inc. (the “Company”) can meaningfully improve its performance and increase total shareholder return by developing and executing an effective strategy with improved corporate governance to create genuine accountability. A copy of the Press Release is filed herewith as Exhibit 1. The Press Release contains a link to the Presentation which is filed herewith as Exhibit 2.

The Press Release and Presentation were also posted to Oasis' website, https://www.abetterstratus.com/ (the “Website”). Copies of other materials posted to the website are filed herewith as Exhibit 3.

Information regarding the Participants (as defined in Exhibit 4) in any future solicitation of proxies regarding the Company is filed herewith as Exhibit 4

Exhibit 1

Oasis Releases Investor Presentation Recommending
Changes at Stratus Properties

•  Oasis presentation describes how overly tenured Board, poor corporate governance, and failure to execute on strategy have led to
underperformance despite a booming Austin real estate market

 •  Recommends a full portfolio review and increased asset churn to narrow

Stratus' discount to NAV

  •  Oasis proposes new independent, diverse directors with real estate and public board experience that will hold management accountable and act in the best interests of all shareholders

 •  Oasis intends to distribute a GOLD Proxy Card to Stratus shareholders

 •  Full presentation at www.abetterstratus.com

March 1, 2021 08:00 AM Eastern Standard Time

Austin, Texas--(BUSINESS WIRE)--Oasis Management Company Ltd. ("Oasis") is the manager to a fund that is a significant, long-term shareholder of Stratus Properties Inc. (NASDAQ: STRS) (the "Company" or "Stratus") that beneficially owns over 13.5% of Stratus' ordinary shares.

Oasis believes that Stratus can meaningfully improve its performance and increase total shareholder return by developing and executing an effective strategy with improved corporate governance to create genuine accountability.

Today, Oasis has released an investor presentation entitled "A Better Stratus." The full presentation can be viewed on the homepage of www.abetterstratus.com.

We believe that Stratus has set a preliminary record date of March 19, 2021 for shareholders to vote at the annual meeting based on information obtained from Broadridge. We would therefore like to remind shareholders to recall any shares that may have been re-hypothecated in margin accounts.

All stakeholders are encouraged to contact Oasis at info@abetterstratus.com.

Contacts

Shareholders:

1

Okapi Partners LLC

Mark Harnett: 646-556-9350

Patrick J. McHugh: 212-297-0721

Media

Taylor Hall
media@oasiscm.com

About Oasis Management Company Ltd.

Oasis Management Company Ltd. manages private investment funds focused on opportunities in a wide array of asset classes across countries and sectors. Oasis was founded in 2002 by Seth H. Fischer, who leads the firm as its Chief Investment Officer. More information about Oasis is available at https://oasiscm.com.

Important Information

Oasis Management Company Ltd., Seth Fischer, Ella Benson, Laurie L. Dotter and Jaime Eugenio De la Garza Diaz (collectively, the "Participants") intend to file with the Securities and Exchange Commission (the "SEC") a definitive proxy statement and accompanying form of GOLD proxy card to be used in connection with the solicitation of proxies from the shareholders of Stratus Properties Inc. (the "Company").

All shareholders of the Company are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Participants when they become available, as they will contain important information, including additional information related to the Participants. The definitive proxy statement and an accompanying GOLD proxy card will be furnished to some or all of the Company's shareholders and will be, along with other relevant documents, available at no charge on the SEC website at http://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests by security holdings is contained in the Schedule 14A filed by the Participants with the SEC on March 1, 2021. This document will be available free of charge from the source indicated above.

Disclaimer

This material does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. In addition, the discussions and opinions in this press release and the material contained herein are for general information only, and are not intended to provide investment advice. All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are "forward-looking statements," which are not guarantees of future performance or results, and the words "anticipate," "believe," "expect," "potential," "could," "opportunity," "estimate," and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in this press release and the material contained herein that are not historical facts are based on current expectations, speak only as of the date of this press release and involve risks that may cause the actual results to be materially different. Certain information included in this material is based on data obtained from sources considered to be reliable.

2

No representation is made with respect to the accuracy or completeness of such data, and any analyses provided to assist the recipient of this material in evaluating the matters described herein may be based on subjective assessments and assumptions and may use one among alternative methodologies that produce different results. Accordingly, any analyses should also not be viewed as factual and also should not be relied upon as an accurate prediction of future results. All figures are unaudited estimates and subject to revision without notice. Oasis disclaims any obligation to update the information herein and reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Past performance is not indicative of future results. Oasis has neither sought nor obtained the consent from any third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties. Except as otherwise expressly stated herein, any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein.

Exhibit 2

Legal Disclaimer

I. The information and opinions in this document are provided by Oasis Management Company Ltd. ("Oasis") for informational purposes only and should not be construed as financial, legal, tax, investment, accounting, audit, or any other type of professional advice. Oasis is not and should not be regarded or deemed in any way whatsoever to be (i) soliciting or requesting other shareholders of Stratus Properties Inc. ("Stratus" or the "Company") to exercise their shareholders' rights (including, but not limited to, voting rights) jointly or together with Oasis, (ii) making an offer, a solicitation of an offer, or (iii) any advice, invitation or inducement to enter into or conclude any transaction or take or refrain from taking any course of action (whether on the terms shown therein or otherwise).

II. This document may contain forward-looking statements which can be identified by the fact they they do not relate strictly to historical or current facts and include, without limitation, words such as "may", "will", "expects", "believes", "anticipates", "plans", "estimates", "projects," "targets," "forecasts", "seeks", "could" or the negative of such terms or other variations of such terms or comparable terminology. Similarly, statements that describe Oasis's objectives, plans or goals are forward-looking. Any forward-looking statements are based on Oasis's current intent, belief, expectations, estimates and projections. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

III. The information and opinions in this document are expressed as of the date presented and may be changed or updated without notice. The information and opinions contained in this document are derived from publicly available information deemed by Oasis to be reliable. While Oasis believes that reasonable efforts have been made to ensure the accuracy of the information and opinions in this document, Oasis makes no representation or warranty, expressed or implied, as to the accuracy, completeness, or reliability of such information or opinions. Any reliance placed on the information or opinions in this document is at the reader's own risk and Oasis makes no representation or warranty, expressed or implied, about the fitness or suitability for any particular purpose of such information or opinions. Oasis expressly disclaims any responsibility or liability for any loss howsoever arising from any use of or reliance on any of the information contained in this document as a whole or in part by any person, or otherwise howsoever arising in connection with the same. Oasis is not under any obligation to provide any updated or additional information or to correct any inaccuracies in the information contained herein.

IV. Oasis may have trademarks, copyrights, or other intellectual property rights in the information contained in this document. "Oasis" and the Oasis logo are trademarks of Oasis Management Company Ltd. All other company names, products, and logos are trademarks of their respective owners. The furnishing of this document does not confer any license to use of the trademarks, copyrights, or other intellectual property rights included in or related to this document. All registered or unregistered service marks, trademarks and trade names referred to herein are the property of their respective owners, and Oasis' use herein does not imply an affiliation with, or endorsement by, the owners of these service marks, trademarks and trade names or the goods and services sold or offered by such owners.

V. These materials exclusively represent the opinions, interpretations, and estimates of Oasis. Oasis is expressing those opinions solely in its capacity as an investment advisor to the funds under its management.

OASIS

2

A Message to Our Fellow Shareholders

Dear Fellow and Potential Shareholders:

By this time, you have no doubt read about the popularity of Austin as a destination for investment and business, a phenomenon which has only been accelerated by COVID-19 and one that has led to a surge in local real estate prices. Based on our extensive analysis, the cheapest way to invest in Austin real estate right now is to purchase shares of Stratus.

We believe that Stratus' properties have considerable value, and that the Company could return cash in excess of $50 per share to shareholders.

Unfortunately, there is an obstacle to shareholders getting that fair value:

OASIS

3

A Message to Our Fellow Shareholders (cont'd)

These Men:

With nearly a century in cumulative experience at Stratus, one would think this group of directors (the "Legacy Board") would figure out how to create meaningful shareholder value. They have not.

Beau Armstrong

Jim Leslie

Mike Madden

Chuck Porter

Jim Joseph

There is a clear path to unlocking shareholder value at Stratus and it starts with shareholders holding the Legacy Board accountable.

OASIS

4

A Message to Our Fellow Shareholders (cont'd)

We believe that Stratus could return in excess of $50 per share to shareholders by improving corporate governance and executing on a similar plan to what the Company laid out five years ago but failed to achieve.

Develop and Execute Effective Strategy

1. Halt REIT exploration
2. Conduct a genuine, full portfolio review of all assets in all stages of the development process and determine NPV of selling vs. developing
3. Based on portfolio review, identify assets to be sold, sales timeline, and range of acceptable values and execute accordingly
4. Identify fixed dollar amount of cost cutting initiatives and timeline of when these costs will be eliminated

Improve Corporate Governance

1. Refresh the Board of Directors with qualified, truly independent directors who will act in the best interests of all shareholders
2. Develop new executive compensation plan that aligns pay with performance
3. Restructure board committees
4. Remove poison pill

OASIS

5

"When a people consider themselves compelled by circumstances or by oppression, to appeal to arms and resort to their natural rights, they necessarily submit their cause to the great tribunal of public opinion."

- Stephen F. Austin

OASIS

6

Table of Contents

I. Stratus Overview
  A. Company Overview
  B. Oasis' Involvement
  C. Stratus Has Relied on a Trite Activist Defense Playbook – Do Not Be Fooled
  D. Stratus Has Underperformed
  E. Austin's Real Estate Market Has Benefitted from Numerous Tailwinds
  F. Why Has Stratus Underperformed
  G. Oasis' Plan to Improve Stratus' Performance
II. Business Strategy
  A. Stratus Has Failed to Execute on its Five-Year Plan
  B. Saint Mary Sale Has Not Benefitted Shareholders
  C. Stratus' Stock Trades at a Large, Persistent Discount to NAV
  D. Stratus' COVID Cost Control Strategy Was Inadequate
  E. REIT Conversion is Nonsensical
III. Corporate Governance
  A. Stratus Was Established With Poor Corporate Governance
  B. Stratus' Legacy Board is Overly Long Tenured and Lacks Independence and Diversity
  C. Oasis' Suggestions to Improve Stratus' Board Composition Were Ignored
  D. Stratus' Legacy Board Presided Over Bad Decisions
  E. Executive Compensation Not Aligned With Performance
IV. A Better Stratus
  A. Develop and Execute Effective Strategy
  B. Improve Corporate Governance
  C. Oasis' Director Nominees
  D. A Vote for Stratus' Nominees is a Vote for Continued Value Destruction
  E. Vote the GOLD Proxy Card
V. Appendix: Overview of Stratus' Major Assets

OASIS

7

Stratus Overview

Stratus is a real estate developer and operator whose portfolio is comprised of commercial, residential, hospitality and land assets located primarily in Austin, Texas.

Company Overview

- Stratus was formed in 1992 as a spin-off from Freeport-McMoran to hold, operate and develop its domestic real estate and oil and gas properties. Stratus sold off its oil and gas properties in the 90's and has since focused on real estate development and operations.
- Stratus' current business is comprised of three main segments:
  - Leasing: involves multi-family and retail properties (most of which are grocery-anchored by HEB) that were developed by Stratus.
  - Development: a portfolio of ~1,700 acres of commercial, multi-family and single-family residential projects under development or undeveloped land for future use.
  - Block 21: wholly-owned mixed-use development which contains the W Hotel and two entertainment venues located in downtown, Austin.

Estimated Pre-Tax NAV / Share[1]

Pre-tax NAV / Share
60
50
40
30
20
10
0
$44.34
$45.02
$43.09
$45.23
$53.09
2015
2016
2017
2018
2019

OASIS

(1) Based on 12/31 year-end as provided by Stratus
Source: Public filings

9

Stratus Overview cont'd

Stratus' portfolio is comprised of eleven major assets concentrated in the Austin area with some exposure to the greater Houston area as well.

Asset	Description	Area / Inventory
Amarra Drive	Community located near the Barton Creek golf course in Southwest Austin that contains developed lots, single family homes and townhomes	192 lots, homes and townhomes in various stages of development
Santal	Fully stabilized 448 unit garden-style multifamily development in the Barton Creek community in Southwest Austin	448 units
Section KLO	Residential development in the advanced planning and permitting stages located in the Barton Creek community in Southwest Austin	500 acres
Section N	Land that is being planned for a dense, mixed-use development located in the Barton Creek community in Southwest Austin	570 acres
Lantana Place	Partially developed mixed-use development located in Southwest Austin	35 acres
Magnolia Place	HEB anchored retail site with hotel, single-family and multi-family lots located in Magnolia (in the greater Houston area)	124 acres
West Killeen Market	HEB-shadow anchored retail center located in Killeen	21 acres
Jones Crossing	HEB-anchored mixed-use development located in College Station	72 acres
Kingwood Place	HEB-anchored mixed-use development located in Kingwood Place, 20 miles from Houston	54 acres
New Caney	HEB-anchored mixed-use development in a tax advantaged opportunity zone in New Caney	38 acres
Block 21	Mixed-use development that includes the W Austin Hotel, two live music venues, office and retail located in Downtown Austin	2 acres

Real Estate | Leasing | Block 21 | Leasing, uncompleted sections remain

OASIS

Note: See appendix for more detailed descriptions and maps of major assets
Source: Public filings

10

Oasis' Involvement With Stratus

Oasis has tried to work constructively with Stratus to maximize value for all shareholders. However, Stratus' entrenched management and board have made it difficult to implement meaningful change.

- Oasis has been a shareholder of Stratus properties since August 2016 and currently owns 13.66% of the stock, making us Stratus' largest shareholder. Our US Office is based in Austin, and we have witnessed firsthand the incredible growth that this city has experienced. As we were in 2016, we remain optimistic about Austin's growth prospects and believe that Stratus' stock is the best way to participate in this trend in the public markets. We think that the Company has an attractive portfolio of assets that are significantly undervalued by the market due to mismanagement and poor corporate governance. We are here to make a better Stratus for all shareholders.
- At the time of our investment, Stratus had recently announced a five-year plan to develop and sell assets and return cash to shareholders. To help the Company maximize shareholder value, and hold management accountable for executing their plan, we entered into an agreement with Stratus pursuant to which Ella Benson, ("Ms. Benson") an employee of an Oasis advisory affiliate, was appointed to Stratus' Board of Directors and the Company's Compensation Committee on January 11, 2017.
  - Under the agreement, we were required to vote in accordance with the Board's recommendations as set forth in the annual proxy statements. While this was an impediment on our freedom to vote against certain proposals or resolutions, we believed that through constructive engagement, we could improve Stratus' performance without being hostile.
- Since Ms. Benson joined the Board, Oasis has successfully advocated for eliminating Stratus' poison pill, urged for the payout of a special dividend, initiated quarterly investor conference calls and urged for a better way to align executive compensation with performance which, at least in theory, was accomplished through the initiation of the Profit Participation Incentive Plan.
- That being said, many of Oasis' suggestions were ignored and we witnessed firsthand the consequences of Stratus' poor and preclusive form of corporate governance. However, we believed that if Stratus just delivered on its promise to sell assets and return cash, shareholders could realize the value that has eluded them for so long.
- Starting in early 2020, however, we have had serious disagreements and experienced growing disappointment with Stratus' strategic direction and the total lack of progress that had been made on the execution of the five-year plan. We voiced concerns about the lack of progress on the plan as well as the need for a more inclusive board of directors, one that would be both independent and responsive to shareholder concerns as expressed in a formal letter to Mr. Armstrong. (Oasis letter to Mr. Armstrong).
- Following this letter, Stratus chose to sideline Ms. Benson from Board discussions dealing with the very issues she brought up on the view that she had a conflict of interest due to her association with Oasis – Stratus' largest shareholder. This response further contributed to Ms. Benson's resignation from the Board effective September 18, 2020.

OASIS

11

Stratus Has Relied on a Trite Activist Defense Playbook

In the past, Stratus has responded to activist pressure by relying on the same defenses and insisting that its own strategy was superior to that of activists for creating shareholder value. Do not be fooled.

Anti-Activist Playbook Checklist

- ❑ Put in / amend poison pill
- ❑ Claim that activist is advocating for a fire sale of assets
- ❑ Claim that activist's motivations differ from other shareholders
- ❑ Claim that activist's proposals will derail Stratus' supposedly superior strategy
- ❑ Discredit activist's Director nominees

Carl Berg 2015 - 2016

- ✓ *"… on May 28, 2015, Stratus entered into, Amendment No. 1 to its Amended and Restated Rights Agreement…"*
  - 8-K 5/29/2015
- ✓ *"Mr. Berg advocates a prompt sale of all of substantially all of the Company's assets. We believe that **a fire sale** is not in the best interests of all stockholders."*
  -8-K 4/15/2016
- ✓ *"The proxy contest before you is… a self-serving campaign by Mr. Berg, who is willing to forego substantial future value in order to exit now."*
  - DEFA14A 4/27/2016
- ✓ *"Mr. Berg's fire sale strategy would completely derail the progress the Company has made in implementing your Board's previously announced five-year plan."*
  - DEFA14A 4/27/2016
- ✓ *"Mr. Berg's plan is to to replace Mr. Armstrong and Mr. Porter with two, hand-picked nominees… [who] have little or no experience as directors of public companies or with the development of real estate in Austin."*
  - 8-K 4/15/2016

Oasis 2020-2021

- ✓ *"On September 22, 2020, the board of directors adopted a stockholder rights agreement and declared a dividend of one right for each outstanding share of Company common stock…"*
  -8-A 9/23/2020
- ✓ *"Stratus has successfully executed its plan to acquire, develop, lease and monetize properties. Oasis is advocating for a fire sale."*
  -8-K 10/7/2020
- ✓ *"Here's what Oasis is not telling you: Oasis opposed the REIT conversion because it is in fact a Hong-Kong based investment manager."*
  -8-K 10/7/2020
- ✓ *"In contrast to Oasis, the Board is committed to optimizing value for our long-term shareholders."*
  -8-K 10/7/2020

OASIS

Source: Public filings

12

Stratus' Promises to Create Shareholder Value Have Not Materialized

Stratus' stock price is flat to 2005.

"The Board has decided not to continue to explore the possible sale of the Company at this time. We believe there are significant opportunities for our Company going forward. Accordingly, we are **continuing to evaluate other alternatives to maximize shareholder value.** We are enthusiastic about the opportunities we see in the real estate market in the Austin, Texas area.."
-Beau Armstrong, Stratus 8K 8/9/2007

"**Our business strategy is to create value for shareholders** by methodically developing high-quality residential and commercial projects using our existing assets and selectively pursuing new development opportunities.."
-Stratus 2013 10K

"We believe that now is an appropriate time to evaluate our strategic options to **provide further value for our stockholders.**"
-Beau Armstrong, Stratus Press Release 4/8/16

"We look forward to enhancing the value of these properties **and creating value for shareholders,**"
-Beau Armstrong, Stratus Press Release 8/9/2017

"As we add value and complete these projects for potential future sales, we **expect to generate significant cash flows and returns for our shareholders.**"
-Beau Armstrong, Stratus Q42017 Earnings Call 03/16/2018

"...our goal as a diversified real estate company in the fast-growing Texas markets is to follow a development process that **creates value for our stockholders.**"
-Beau Armstrong, Stratus Q32017 Earnings Call 11/12/2019

"As a diversified real estate company, our long-term strategy is to acquire, develop and monetize properties in certain fast-growing Texas markets with the **ultimate goal of creating value for our stockholders.**"
-Beau Armstrong, Stratus Q42019 Earnings Call 03/16/2020

$40
$30
$20
$10
$0
10/6/2005
10/6/2006
10/6/2007
10/6/2008
10/6/2009
10/6/2010
10/6/2011
10/6/2012
10/6/2013
10/6/2014
10/6/2015
10/6/2016
10/6/2017
10/6/2018
10/6/2019

OASIS

Note: Stock chart through 10/5/2020 close prior to Oasis' letter to Stratus shareholders
Source: Bloomberg, Public filings

13

Stratus' Operating Performance Has Lagged

Despite Stratus' prime real estate holdings, the Company's AFFO have been consistently negative.

Adjusted Funds from Operations
AFFO (in $ 000's)
0
-10,000
-20,000
-30,000
-40,000
-50,000
-60,000
-70,000
2015
2016
2017
2018
2019
LTM 9/30/2020

OASIS

Note: Adjusted funds from operations measured as net income plus depreciation less gains on property sales less capex
Source: Public filings

14

Stratus Has Underperformed Peers on All Relevant Metrics

Stratus' TSR and ROIC have consistently been below that of its peers, including in pre-COVID periods.

Stratus' Total Return Has Underperformed

30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
-60%
-70%
9%
6%
-28%
10/5/2017
4/5/2018
10/5/2018
4/5/2019
10/5/2019
4/5/2020
10/5/2020
Stratus
Russell 2000 Index
MSCI US REIT Index

Stratus' ROIC is Consistently Below Peers

7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
(1.0%)
(2.0%)
(3.0%)
FY 2015
FY 2016
FY 2017
FY 2018
FY 2019
9/30/2020 LTM
Stratus
Average of Proxy Listed Peers

OASIS

Note: Total return based on dividends reinvested. TSR through 10/5/2020 close prior to Oasis' letter to Stratus shareholders
Source: Bloomberg, Capital IQ, Public filings

15

Stratus Has Underperformed Peers on All Relevant Metrics cont'd

Quarterly alcohol sales comps at Stratus' W Hotel have underperformed peers pre-COVID.

Q1 Total Receipts
($ in mm)
4.0
3.0
2.0
1.0
0.0
-32%
16%
-7%
-2%
NA
8%
W Hotel
JW Marriott
Four Seasons
Driskell
Fairmont
Van Zandt
Q12015
Q12016
Q12017
Q12018
Q12019

Q2 Total Receipts
($ in mm)
4.0
3.0
2.0
1.0
0.0
-9%
48%
18%
-11%
21%
8%
W Hotel
JW Marriott
Four Seasons
Driskell
Fairmont
Van Zandt
Q22015
Q22016
Q22017
Q22018
Q22019

Q3 Total Receipts
($ in mm)
4.0
3.0
2.0
1.0
0.0
-1%
24%
-2%
10%
9%
20%
W Hotel
JW Marriott
Four Seasons
Driskell
Fairmont
Van Zandt
Q32015
Q32016
Q32017
Q32018
Q32019

Q4 Total Receipts
($ in mm)
4.0
3.0
2.0
1.0
0.0
-13%
47%
17%
0%
-3%
22%
W Hotel
JW Marriott
Four Seasons
Driskell
Fairmont
Van Zandt
Q42015
Q42016
Q42017
Q42018
Q42019

OASIS

Note: Total receipts equivalent to liquor, wine, beer and cover charged by hotels. Data from hotels that opened mid-quarter were excluded
Source: data.texas.gov

16

Stratus' Underperformance is in Stark Contrast to the Numerous Tailwinds in the Austin Market

Since 2005, Austin's real estate market has appreciated on average over 100% across a variety of asset classes.

Multifamily
Sales Price / Unit
$200,000
$180,000
$160,000
$140,000
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$0
Sales Price/Unit ($)
+89%
2005
2020
Retail
Sales Price / Square Foot
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
Sales Price/Square Foot ($)
+124%
2005
2020
Office
Sales Price / Square Foot
$400
$350
$300
$250
$200
$150
$100
$50
$0
Sales Price/Square Foot ($)
+106%
2005
2020

OASIS

Source: REIS transaction data

17

Stratus' Underperformance is in Stark Contrast to the Numerous Tailwinds in the Austin Market cont'd

Austin's population has grown significantly, and median home prices have nearly doubled and are expected to keep growing.

Austin Population

1,000,000
950,000
900,000
850,000
800,000
750,000
700,000
Population
2005 2007 2009 2011 2013 2015 2017 2019

Austin Round-Rock MSA Median Home Price

330,000
310,000
290,000
270,000
250,000
230,000
210,000
190,000
170,000
150,000
Median Home Price ($)
2005 2007 2009 2011 2013 2015 2017 2019

OASIS

Source: US Census Bureau, Real Estate Center at Texas A&M University

18

Stratus' Underperformance is in Stark Contrast to the Numerous Tailwinds in the Austin Market cont'd

Leading companies have been establishing and / or expanding their presence in the Austin market.

BAE SYSTEMS

"BAE Systems, one of the world's leading aerospace and defense technology companies, is expanding its operations in Austin, Texas, with a new major campus development in Parmer Austin Business Park. The site will be able to house more than 1,400 employees and is a strategic investment in the company's facilities and workforce."
-BAE Systems 8/11/2020

TESLA

"The new Gigafactory, set to be located in eastern Travis County, will be one of the world's largest and most advanced automotive plants and will bring an estimated $1 billion in capital investment to the region. Tesla is expected to generate 5,000 direct jobs across the employment spectrum, from entry-level roles to skilled labor and management."
-Austin Chamber of Commerce 7/22/2020

amazon

"Amazon today announced an expansion of its Austin Tech Hub and plans to create 800 new tech jobs in fields including software and hardware engineering, research science, and cloud computing.. In the last four years, we have created more than a 1,000 jobs in Austin," said Terry Leeper, General Manager of Amazon's Austin Tech Hub. "With a strong pool of technical talent in Austin and a dynamic quality of life, we are excited to continue to expand and create more opportunity in this vibrant city."
-Amazon 3/28/2019

"Apple today announced a major expansion of its operations in Austin, including an investment of $1 billion to build a new campus in North Austin.. "Apple is proud to bring new investment, jobs and opportunity to cities across the United States and to significantly deepen our quarter-century partnership with the city and people of Austin," said Tim Cook, Apple's CEO."
-Apple 12/13/2018

OASIS

Source: Austin Chamber of Commerce, Businesswire, Amazon, Apple

19

Stratus' Underperformance is in Stark Contrast to the Numerous Tailwinds in the Austin Market cont'd

Austin's office and retail rental rates have continued to grow, and the market has remained firm through Q3 2020 even despite COVID.

Office Rent and Vacancy
16.0%
15.0%
14.0%
13.0%
12.0%
11.0%
10.0%
9.0%
8.0%
7.0%
$40.00
$35.00
$30.00
$25.00
$20.00
$15.00
2005 Q1
2007 Q1
2009 Q1
2011 Q1
2013 Q1
2015 Q1
2017 Q1
2019 Q1
Vacancy %
Rent / Square Foot

Retail Rent and Vacancy
7.5%
7.0%
6.5%
6.0%
5.5%
5.0%
4.5%
4.0%
3.5%
3.0%
$23.00
$22.00
$21.00
$20.00
$19.00
$18.00
$17.00
$16.00
$15.00
2006 Q1
2008 Q1
2010 Q1
2012 Q1
2014 Q1
2016 Q1
2018 Q1
2020 Q1
Vacancy %
Rent / Square Foot

OASIS

Source: Austin Chamber of Commerce, CoStar Group through 3Q2020

20

Why Has Stratus Underperformed?

Ineffective Strategy Execution

- Failure to adhere to five-year plan to develop and sell real estate and return cash to shareholders
- Insufficient asset churn
- Poor cost controls
- REIT conversion not conducive to Stratus' business model

Poor Corporate Governance

- Legacy Board of Directors lacks diversity and independence
- Board and Committee structure promotes a culture of suppression of opposing views
- Board Chair and CEO roles have not been separated
- Poison pill implementation
- Weak alignment between executive compensation and performance

OASIS

21

Oasis' Plan to Improve Stratus' Performance

Develop and Execute Effective Strategy	Improve Corporate Governance
1. Halt REIT exploration 2. Conduct a genuine, full portfolio review of all assets in all stages of the development process and determine NPV of selling vs. developing 3. Based on portfolio review, identify assets to be sold, sales timeline, and range of acceptable values and execute accordingly 4. Identify fixed dollar amount of cost cutting initiatives and timeline of when these costs will be eliminated	1. Refresh the Board of Directors with qualified, truly independent directors who will act in the best interests of all shareholders 2. Develop new executive compensation plan that aligns pay with performance 3. Restructure board committees 4. Remove poison pill

OASIS

22

Stratus Has Failed to Execute on its Five-Year Plan

In an April 20, 2015 presentation to shareholders, Stratus committed to a five-year plan that would seek to monetize a large portion of its assets and return cash to shareholders.

Excerpts from Stratus' April 20, 2015 Presentation Outlining its Five-Year Plan:

Company Overview

- Stratus Properties Inc. (NASDAQ: STRS; "Stratus") is a diversified real estate company engaged primarily in the acquisition, entitlement, development, management, operation and sale of commercial, hotel, entertainment, and multi- and single-family residential real estate properties, primarily located in the Austin area, but including projects in certain other select markets in Texas.
- Historically, Stratus' long-term land assets were burdened by complex and contentious entitlement and utility issues, which have now been resolved.
- Through a combination of development and land sales, Stratus plans to monetize a large portion of its assets on an orderly basis over the next five years and return cash to its shareholders.
- Stratus does not intend to pursue new large land acquisitions requiring long-term investment horizons.
- New investments will be complementary to existing investment programs, such as grocery-anchored mixed-use projects and multi-family projects, which can be developed and sold over the next five years.
- Stratus benefits from macro-economic factors in Texas and, more specifically, the strong growth and robust economy in Austin.

STRATUS®

3

Plan to Return Cash to Shareholders

Our board of directors has approved a five-year plan to create value for stockholders by methodically developing certain existing assets and actively marketing other assets for possible sale at appropriate values. Under the plan, any future new projects will be complementary to existing operations and will be projected to be developed and sold within a five-year time frame. Our development plans require significant additional capital, and may be pursued through joint ventures or other means. In addition, our strategy is subject to continued review by our board and may change as a result of market conditions or other factors deemed relevant by our board.

Summary of Properties to be Developed and Sold or Sold Undeveloped Pursuant to 5-Year Plan (Excludes Existing Developed Properties) (1)

	Develop and Sell	Sell Undeveloped
Single-family Lots	156	0
Multi-family Units	1,535	811
Commercial Square Feet	1,227,960	2,220,000

- Proceed with mixed-use development opportunities Stratus is currently pursuing: Barton Creek Section N (Tecoma), Lantana, Oaks at Lakeway, and Magnolia TX (Houston) HEB
- Finalize entitlements and develop Barton Creek residential sections K, L and O
- Continue to permit and build multi-family units within Barton Creek Section N (Tecoma) to meet market demand
- Pursue additional HEB grocery-anchored development opportunities
- Market office land to end users or property investors
- Return cash to shareholders

STRATUS®

10

(1) The existing developed properties excluded from this table are Barton Creek: Amarra single-family; Circle C: Meridian; Barton Creek Village; Block 21; Circle C: Parkside Village and Circle C: 5700 Slaughter (Tract 106). This table includes 50,000 commercial square feet from West Killeen Market which has not yet been purchased.

OASIS

Source: Stratus 4/20/2015 Shareholder Presentation

24

Stratus Has Failed to Execute on its Five-Year Plan cont'd

Stratus has not met a single objective that it laid out to investors in its five-year plan.

Objective	Result	% of Goal Achieved
"Monetize a large portion of its assets on an orderly basis over the next five years and return cash to shareholders."	An insignificant portion of Stratus' assets were monetized. The only cash shareholders received was $1/ share in the form of a special dividend after the sale of The Oaks at Lakeway.	N/A FAIL
"New investments will be complementary to existing investment programs, such as grocery-anchored mixed-use projects, which can be developed and sold over the next five years."	None of the new investments that Stratus took on during this five-year time frame have been sold. The Oaks at Lakeway was already under construction at plan inception so is not considered a new investment.	N/A FAIL
Single-family: Develop and sell 156 lots	0 lots included in the five-year plan were sold.	0% FAIL
Multi-family: Develop and sell 1,535 units Sell 811 undeveloped units	7 units included in the five-year plan were sold.	0.2% FAIL
Commercial: Develop and sell 1.2 mm square feet Sell 2.2mm undeveloped square feet	359,000 square feet of commercial space included in the plan were sold.	11% FAIL

OASIS

Note: Analysis above excludes sale of the Saint Mary announced in 2021 after the expiration of the five-year plan
Source: Stratus 4/20/2015 Shareholder Presentation, Public filings

25

Stratus Has Failed to Execute on its Five-Year Plan cont'd

Stratus sold zero of the 156 single-family lots it promised to develop and sell as part of its five-year plan.

Summary of Properties to be Developed and Sold or Sold Undeveloped Pursuant to 5-Year Plan (Excludes Existing Developed Properties) [1]		
	Develop and Sell	**Sell Undeveloped**
Single-family Lots	156	0
Multi-family Units	1,535	811
Commercial Square	1,227,960	2,220,000

Single-Family Units (Number of Lots or Units)	**2015**	**2016**	**2017**	**2018**	**2019**	**2020**
From NAV Estimates Worksheet as of:	12/31/2014	12/31/2015	12/31/2016	12/31/2017	12/31/2018	12/31/2019
Property Held for Future Use: Single-Family						
Barton Creek: Residential Sections K,L,O	154	154	*Moved to Active Planning Section*			
Fazio Canyons 18th Green Lot	1	1	1	1	1	1
Barton Creek Blvd / SW Pkwy Residential	1	1	1	1	1	1
Property Under Construction: Single-Family						
Valerio Homes				4 units	4 units	
Property Currently Undergoing Active Planning: Single-Family						
Barton Creek: Residential Sections K,L,O			154	154	154	154
Completed Single-Family Homesites for Sale						
Barton Creek: Amarra	78	68	61	50	38	24
Circle C: Meridian	50	31	12	0	0	0
Oaks at Lakeway Back Land	*Designated as Retail Use, Changed to Single Family in 2019*					100
Valerio Homes						2 units
Total Lots + Units Based on Balance at Plan Date	284	255	229	206	194	180
Total Number of Lots + Units	284	255	229	210	198	282

- Stratus did not develop even one of the 156 single-family lots that it intended to develop and sell in its five-year plan.
  - Of the inventory Stratus had when it disclosed its five-year plan, it sold a total of 104 lots, 50 in Circle C Meridian, and 54 in Barton Creek Amarra.
  - However, as noted in footnote one of the table in Stratus' investor deck, the goal to develop and sell 156 single-family lots was not inclusive of the Meridian and Amarra single-family developments which were already developed at that time.
- The total number of single-family lots in inventory decreased by only 2 as the Oaks at Lakeway Back Land was reclassified to contain 100 single family lots.

OASIS

Source: Stratus 4/20/2015 Shareholder Presentation, Public filings

26

Stratus Has Failed to Execute on its Five-Year Plan cont'd

Stratus sold just seven of the 2,346 multi-family units that it promised to sell as part of its five-year plan.

Summary of Properties to be Developed and Sold or Sold Undeveloped Pursuant to 5-Year Plan (Excludes Existing Developed Properties) [1]		
	Develop and Sell	**Sell Undeveloped**
Single-family Lots	156	0
Multi-family Units	1,535	811
Commercial Squar[...]	1,227,960	2,220,000

Multi-Family (Units)	**2015**	**2016**	**2017**	**2018**	**2019**	**2020**
From NAV Estimates Worksheet as of:	12/31/2014	12/31/2015	12/31/2016	12/31/2017	12/31/2018	12/31/2019
Property Currently Undergoing Active Planning: Multi-Family						
Barton Creek: Villas at Amarra Drive	20	20	*Moved to Property Under Construction*			
Barton Creek: Tecoma Phase II (AKA Santal Phase II)	224	212	212	*Moved to Property Under Construction*		
Waller and Flores		6	6	6 *Moved to For Future Use*		
Circle C: Saint Mary				240 *Moved to Const. / Completed*		
Property Under Construction						
Barton Creek: Tecoma Phase I (AKA Santal Phase I)	236	236	*Moved to Stabilized Commerical Property*			
Barton Creek: Villas at Amarra Drive			20	19	15	13
Barton Creek: Tecoma Phase II (AKA Santal Phase II)				212	212	
Circle C: Saint Mary					240	
Multi-Family Land for Sale						
Circle C: Tract 101	240	240	240 *Moved to Active Planning*			
Circle C: Tract 102	56	56	56 *Moved to For Future Use*			
Property Held for Future Use						
Circle C: Tract 102				56	56	56
Waller and Flores					6	6
Stablized / Completed Property						
Barton Creek: Tecoma Phase I (AKA Santal Phase I)			236	236	236	
The Santal Phase I & II						448
Circle C: Saint Mary						240
Total Units Based on Balance at Plan Date	776	764	764	763	759	757
Total Number of Units	776	770	770	713	765	763

- Of the inventory Stratus had when it disclosed its five-year plan, it sold 7 units at the Villas at Amarra Drive, 0.2% of its goal to sell 2,346 units.
  - The other 12-unit reduction from 2020 to 2015 is due to a reduction in planned versus constructed units at Santal Phase II.
  - Even if we give Stratus full credit for the Santal, which it didn't sell but refinanced (without returning any money to shareholders) in September 2019, this puts Stratus at only 20% of its targeted unit sales.
- Not taking into account the 12-unit reduction in Santal Phase II units, the total number of multi-family units only decreased by 1, due to 7 units sold at Amarra Drive and 6 units added at Waller and Flores.

OASIS

Note: Analysis above excludes sale of the Saint Mary announced in 2021 after the expiration of the five-year plan
Source: Stratus 4/20/2015 Shareholder Presentation, Public filings

27

Stratus Has Failed to Execute on its Five-Year Plan cont'd

Stratus sold approximately 359,000 square feet of the 3.4mm square feet of commercial space that it promised to sell as part of its five-year plan.

Summary of Properties to be Developed and Sold or Sold Undeveloped Pursuant to 5-Year Plan (Excludes Existing Developed Properties) [1]	Develop and Sell	Sell Undeveloped
Single-family Lots	156	0
Multi-family Units	1,535	811
Commercial Square Feet	1,227,960	2,220,000

Commerical Square Feet	2015	2016	2017	2018	2019	2020
From NAV Estimates Worksheet as of:	12/31/2014	12/31/2015	12/31/2016	12/31/2017	12/31/2018	12/31/2019
Property Held for Future Use						
Barton Creek Village: Phase II Land	16,000	16,000	16,000			
Barton Creek Blvd / Bee Cave Road Entry Lot	5,000	5,000	5,000	5,000	5,000	5,000
Barton Creek Amarra	83,081	83,081	83,081	83,081	83,081	83,081
Lantana Office: Tract G04 / G07	160,000	160,000	160,000	160,000	160,000	160,000
Circle C: Tract 110						660,985
Property Currently Undergoing Active Planning						
Lantana Retail: Tract GR1	325,000	325,000	325,000	*Moved to Construction*		
Magnolia Houston HEB	351,000	351,000	351,000	351,000	351,000	351,000
Circle C: Tract 114	78,357	78,357	37,857	13,942	*Moved to Construction*	
Barton Creek Section N	1,500,000	1,500,000	1,560,810	1,560,810	1,560,810	1,560,810
Killeen TX HEB		44,000	*Moved to Construction*			
Oaks at Lakeway Backland			-	-	*Moved to For Sale*	
Circle C: Tract 110				660,985	660,985	*Moved to Future Use*
New Caney HEB					144,996	180,496
Property Under Construction						
Oaks at Lakeway	245,022	Split Below				
Oaks at Lakeway (HEB)		231,436	*Moved to Stabilized*			
Oaks at Lakeway Backland		-	*Moved to Planning*			
Killeen TX HEB			44,567	*Moved to Stabilized*		
Lantana Retail				325,000	239,376	*Moved to Stabilized*
Jones Crossing				153,250	154,093	258,867
Circle C: Tract 114					13,942	
Kingwood Place					147,354	151,855
Commercial Land for Sale						
Circle C: Tract 110	614,500	614,500	655,000	*Moved to Active Planning*		
SW Parkway / US 290 Pad	20,000					
Crestview Station Pad	-	-	-	-		
Oaks at Lakeway Backland					-	
Stabilized Commerical Property						
Barton Creek Village	25,451	25,451	25,451	22,366	22,366	
Block 21 (sq ft reflect office + retail)		57,690	57,690	56,643	56,643	56,643
Oaks at Lakeway (HEB)			236,739			
Killeen TX HEB				44,493	44,493	44,493
Lantana Place						320,000
Stabilized Commerical Property for Sale						
Block 21 (Sq ft reflect office + retail)	57,690	*Moved to Stabilized*				
Circle C: Parkside Village	90,184					
Circle C: 5700 Slaughter (Tract 106)	25,698					
Total Square Feet Based on Balance at Plan Date	3,596,983	3,447,515	3,513,628	2,913,827	2,913,827	3,197,519
Total Square Feet	3,596,983	3,491,515	3,558,195	3,436,570	3,644,139	3,833,230

- While Stratus' square footage disclosure is somewhat inconsistent, it appears that of the commercial property that the Company intended to sell in its five-year plan, approximately 359,000 square feet got sold. This is just 11% of its stated goal of 3.4mm square feet.

OASIS

Source: Stratus 4/20/2015 Shareholder Presentation, Public filings

28

While Management and LPs Will Directly Benefit from Stratus' Sale of the Saint Mary, Shareholders Have Seen Little Gains

Contrary to the Company's claims, Stratus' sale of The Saint Mary in January 2021 has not created value for shareholders and exemplifies how Stratus puts the interests of Management and related parties ahead of shareholders.

Status' Claims:

"... The sale of The Saint Mary **is another example of the substantial value we create for our shareholders** with our proven approach to developing and owning well-located properties in strong Texas markets."
- Stratus 8K 1/12/2021

"... The sale generated an **IRR to Stratus of approximately 62% calculated based on the company's carrying value of the property contributed to the project, resulting in an equity multiple of 3.55x. The sale price reflects a 28% premium** to the gross value for The Saint Mary used in the calculation of Stratus' estimated net asset value as of December 31, 2019 as shown in Stratus' Investor Presentation dated March 25, 2020 available on Stratus' website."
- Stratus 8K 1/12/2021

Realty:

- Any shareholder value that resulted from the sale of the Saint Mary has, by our assessment, been trivial:
  - Stratus' stock price moved ~6% on the day following the announcement.
  - By the end of the week, Stratus' stock price was only up 2%.
  - Stratus has no plans to return the sale proceeds to shareholders, saying that they plan to reinvest proceeds into the Company's pipeline.
- In contrast to shareholders, Stratus management stands to directly benefit from the sale of the Saint Mary due to their participation interest in the project.
  - Beau Armstrong personally stands to receive 9% of the profit from the Saint Mary based on 36% participation in a profit pool comprised of 25% of the profits as defined in Stratus' proxy statement.
- Limited Partners of The Saint Mary, L.P , which include LCHM Holdings, are also due to receive a substantial return from the Saint Mary sale as detailed in Stratus' 8-K dated 6/22/2018.

OASIS

Source: Public filings

29

As a Result of Stratus' Failure to Develop and Sell Real Estate, It's Stock Trades at a Large, Persistent Discount to NAV

Stratus' stock price has traded at an average discount to NAV of 44% over the last five years and currently trades at about a 60% discount. The best way to close this discount is to increase asset churn.

Stratus Discount to NAV

80%
70%
60%
50%
40%
30%
20%
10%
0%
Average: 44%
12/31/2014
12/31/2015
12/31/2016
12/31/2017
12/31/2018
12/31/2019

Seasoned Operators Rely on Asset Churn to Narrow NAV Discount

"... We believe that disposing of assets in the bottom portion of our portfolio where we can sell at or near the property level net asset value is the right strategy, especially when our stock is selling at a significant discount to our NAV..."
- Weingarten Realty Q32018 Earnings Call

"... We compounded the wins by redeploying these sales and settlement dollars into the purchase of shares in our company at a significant discount to net asset value, growing core FFO and NAV. Buying out shares at close to a 7% cap is a really compelling use of funds, especially when it comes from sales of land or inefficient properties..."
-Investors Real Estate Trust Q22019 Earnings Call

UDR has a strong track record of considering cost of capital signals from the public market. This discipline, combined with the well-rounded suite of investment options available to us, has created significant value for stakeholders over time.
UDR'S CAPITAL ALLOCATION DURING THE APARTMENT CYCLE ($M)

- UDR Investor Presentation, November 2020

OASIS

Note: Based on Stratus' year end NAV estimates disclosed in investor presentations. Discount through 10/5/2020

30

Stratus' COVID Cost Control Strategy Was Inadequate

In response to COVID, Oasis urged Stratus to aggressively reduce G&A and cited examples of what peers were doing to accomplish this. Stratus ignored these suggestions and increased costs instead.

Oasis Suggestions

- In response to COVID, Oasis urged Stratus to look at negotiating down costs with its various advisors (accountants, law firms, consultants).
  - Oasis provided examples of companies that had done this, citing news articles and anecdotes of companies receiving 15-20% discounts on fees.
  - Given the outsized affect that COVID had on the real estate and hospitality sector, and the long running relationships that Stratus has with many of its numerous advisors, this would have been a reasonable request for Stratus to make.
- Oasis urged Stratus to be conservative in its executive compensation decisions.
  - CEOs of other public real estate companies took salary cuts of up to 50% and executive teams deferred bonuses.

Stratus' Public Response

- Stratus increased its spend with advisors by engaging financial, tax, accounting and legal advisors to explore a REIT conversion.
- In Stratus' proxy, the Compensation Committee noted that COVID did not impact 2019 performance and only agreed to shift a portion of the annual bonus that would be paid in cash to RSUs.

OASIS

Source: Public filings

31

Stratus' Idea to Consider a REIT Conversion is, in Oasis' view, Nonsensical

Stratus' portfolio, financial performance and overall strategy are not conducive to a REIT structure.

Unsuitable Portfolio

Stratus	REIT
• Diversified across assets (single-family, multi-family, retail, hospitality, office)	✗ Diversified REITS are out of favor with investors and tend to trade at a larger discount to NAV than non-diversified peers ✗ Investors tend to classify REITS into one of four main buckets: multi-family, office, industrial and retail
• Concentrated in the Austin market	✗ Geographically concentrated REITs tend to underperform
• High proportion of development assets which leads to volatile, inconsistent cash flows	✗ REITs are characterized by stable, cash-producing assets. The lumpiness of cash flow associated with development assets is not well-viewed by investors

Unsuitable Performance

Stratus	REIT
• Highly levered • 12/31/2019 Net Debt / EBITDA[1] ratio: 16.37x	✗ REITs that are highly levered tend to underperform REITs with less debt in their capital structure ✗ 12/31/2019 MSCI US REIT Index Net Debt / EBITDA ratio: 5.94x
• Stratus' reported pre-tax income has been negative in 3 of the last 5 years, impairing the payment of a steady dividend • Years in which pre-tax income was positive resulted from gains on sale of assets. Such transactions would not occur in the first five years after REIT conversion	✗ REIT investors expect to receive a sustainable dividend and use dividend yield as one of the ways to evaluate REITS

Unsuitable Strategy

Stratus	REIT
• Stratus needs to sell assets to narrow its discount to NAV	✗ Within the first five years of REIT conversion, it is disadvantageous to dispose of assets with a low basis due to the potential for REIT shareholders to face double taxation
• Stratus plans to rely on joint-ventures and similar arrangements to help fund its development pipeline	✗ Joint ventures and preferred structures are disfavored by public REIT investors
• Large development pipeline and land bank that requires significant capital to develop	✗ Since REITs are required to pay out 90% of their taxable income to shareholders, they are left with minimal retained earnings with which to acquire and develop new properties

OASIS

Note: Net Debt / EBITDA adds back Block 21, as Stratus failed to consummate this transaction
Source: Public filings, Bloomberg

32

Rather than Creating Shareholder Value, We Believe Stratus' Idea of a REIT Conversion is Motivated By Self-Perpetuation

A REIT conversion effectively halts all asset disposals for the first five years and gives management an excuse to continue to do nothing at the expense of shareholders, just as they have from 2015 through 2020.

- In the first five years following REIT conversion, it is disadvantageous to dispose of assets with a low basis due to the potential for REIT shareholders to face double taxation. **As a result, a REIT conversion will effectively halt Stratus' asset sales until 2027, five years following its 2022 anticipated conversion. This is the exact opposite of the strategy that Stratus promised shareholders it would pursue.**
- A halt on asset sales impairs the Company's ability to reduce its discount to NAV. Contrary to whatever Stratus believes, **turning into a REIT will not magically shrink the NAV discount**. There are plenty of examples of REITS that trade at sizeable discounts to NAV because they are out of favor with investors for many of the same reasons highlighted on the previous page.
- **The perceived marginal tax savings that come from a REIT structure are unlikely to outweigh the reduction in discounted free cash flow that results from a seven-year delay in asset sales.**
- It is notable that **in three of the last five years Stratus did not even report an income tax expense** on its income statement due to negative pre-tax income, further calling into question the magnitude of any tax savings benefit it would receive in a REIT conversion.
- **In our view, the main motive for Stratus' management and Legacy Board to explore a REIT conversion is to stall, entrench themselves, and secure their jobs through 2027.**

OASIS

33

Stratus' Claim That Oasis is Opposed to a REIT Conversion Because We Are Based in Hong-Kong is Wrong

The location of an investor's headquarters has nothing to do with the taxation of its holdings. Stratus' claim to the contrary further proves its lack of understanding.

- The location of an investment manager's headquarters is irrelevant to the taxation of its holdings. Whether or not an investment manager is foreign also has nothing to do with how it is taxed.
- Oasis is an offshore investor. Offshore investors may face slightly higher withholding taxes when receiving dividends than onshore investors.
  - Oasis is not the only offshore investor in Stratus' shareholder base.
  - Because of this, we urged Stratus to conduct a cost benefit analysis from BOTH the perspective of onshore and offshore investors in order to have the full picture before proceeding with a more in-depth, costly exploration.
  - Stratus did not disclose any relevant cost benefit analysis before choosing to proceed with engaging costly advisors for an in-depth exploration.
- Oasis has the same interests as other stock investors: equity appreciation. That is the basis of our argument.

OASIS

34

Stratus' Claim That We Are Opposed to a REIT Because We Want to Suppress Stratus' Value is Wrong

Stratus' claim that Oasis is opposed to the REIT conversion because we want to suppress Stratus' stock price to reduce the cost of a potential future buyout demonstrates, in our belief, the Company's ineptitude. Here are the facts:

- A group led by sophisticated real estate investors (and including a minority interest by an Oasis employee) approached Stratus in August 2019 with an offer to buy out the Company. While the initial offer represented a premium to Stratus' stock price at the time, it was an opening offer that was subject to negotiation, as in customary in capital markets.
  - Stratus was slow to respond to the offer, sitting on it for several weeks before even acknowledging its receipt. Then, the Company insisted that the group must sign an egregious confidentiality agreement to proceed any further. The group did not request any information from the Company and thought it was premature to sign a confidentiality agreement before a theoretical price could be even discussed.
  - Stratus did not counter. After a month of idling, Mr. Madden responded to the group that Stratus was not interested in pursuing a deal.
  - This process is illustrative of how Stratus and its Board conducts business and is not the only instance when Stratus has failed to properly engage with bids for the Company.
- If we really wanted to suppress Stratus' stock price we would not be engaging in this proxy contest centered around unlocking shareholder value. Instead, we would sit idly by and let Stratus' Management and Legacy Board destroy shareholder value on their own as they have done for over a decade.
- **Oasis owns 1,123,065 mm shares of Stratus. When the stock price goes up, our investors make money, and we make money. It's that simple. We have no ulterior motives. Our only motive is to increase Stratus' stock price so that we and all shareholders can finally unlock the true value of our shares.**

OASIS

Note: Even though Stratus' own lawyers did not believe there was a conflict of interest because the group was separate from Oasis, Ms. Benson recused herself from all Board discussions on this matter to avoid any appearance of a conflict of interest

35

Stratus Properties was Established with Poor Corporate Governance

Many of Stratus' weak corporate governance practices can only be altered through a supermajority (85%) shareholder vote. Supermajority voting does not make sense given that Stratus isn't a controlled company.

Governance Guideline	Requirement to Amend
Board Chair and CEO roles not separated. As a result, the CEO is essentially monitoring himself without independent oversight	Vote in favor by majority of the Board of Directors
Staggered Board of Directors classified into three classes	Vote in favor by supermajority
Increase in board size and filling of director vacancies requires majority vote by Board of Directors	Vote in favor by supermajority
Shareholders do not have the right to call a special meeting or act by written consent	Vote in favor by supermajority
Board is authorized to issue blank check preferred stock	Corporation reserves right to amend
Any business combination not approved by majority of the Board of Directors, requires a supermajority vote by shareholders	Corporation reserves right to amend

OASIS

Source: Public filings

37

Corporate Governance Deficiencies Make Director Independence, Which Stratus Lacks, Even More Important

Stratus' Legacy Board of Directors is comprised of Directors who lack independence and fail to provide an appropriate counterbalance to a combined CEO / Chair role held by Beau Armstrong. Average tenure exceeds 18 years.

CONFLICTED

James Joseph
Director tenure: 6 years

Dean of the Madden School of Business – endowed by Michael Madden at Le Moyne College.

CONFLICTED

Beau Armstrong
Chairman and CEO
CEO since 1998

Was Jim Bob Moffett's "real-estate lieutenant" at Freeport-McMoran before its spinoff of Stratus FKA FM Properties. Has been CEO of Stratus for 22 years before which he was CFO and COO of Stratus.

CONFLICTED

Michael Madden
Lead Independent Director
Director tenure: 29 years

Friend of Jim Bob Moffett and acted as financial advisor to Freeport-McMoran, Stratus' former parent Company, in its condemned 2013 acquisition and effective bailout of MMR of which Mr. Moffett was the co-founder, president, CEO, and largest individual shareholder.

CONFLICTED

James Leslie
Director tenure: 25 years

Has worked with Beau Armstrong and Michael Madden for over 24 years at Stratus.

CONFLICTED

Chuck Porter
Director tenure: 9 years

Designated Director of Moffett Holdings, LLC and subsequently LCHM Holdings, LLC controlled by the Moffett family.
LCHM participated in The Saint Mary and Kingwood Place private placement transactions.

Stratus has no director term limits

OASIS

Note: Director tenure based on 2021. Analysis does not include Neville Rhone appointed on 12/17/2020 or Kate Henriksen appointed on 1/27/2021

Source: Public filings, Wall Street Journal

38

...and Can Benefit from Properly Structured, Independent Board Committees, Another Trait That is Missing at Stratus' Board

Stratus' Board Committee composition has significant crossover and lacks independence.

Stratus' Board Committee Composition

Audit Committee
Michael Madden; Chair – 29-year tenured director, ties to Moffetts
James Joseph – Ties to Michael Madden
James Leslie – 25-year tenured director
Charles Porter – 9-year tenured director, ties to Moffetts

Compensation Committee
James Leslie; Chair – 25-year tenured director
James Joseph – Ties to Michael Madden
Michael Madden – 29-year tenured director, ties to Moffetts

Nominating and Corporate Governance Committee
James Joseph; Chair - Ties to Michael Madden
Michael Madden – 29-year tenured director, ties to Moffett family
Charles Porter – 9-year tenured director, ties to Moffetts

In Practice, Stratus' Committee Structure is Problematic

- The lack of separation of the CEO and Chairman roles at Stratus leaves the CEO without an independent check, making appropriate committee structure even more important.
- Additionally, the CEO's long-dated relationships with other members of Stratus' Legacy Board further preclude effective Board oversight.
- Chair of the audit committee has been a director for 29 years and has ties to Moffett, impairing independence.
- Chair of the compensation committee has been a director for 25 years, impairing independence.
- Chair of the nominating committee has ties to Michael Madden, impairing independence.
- Mr. Madden and Mr. Joseph serve on all three committees.

OASIS

Note: Analysis does not include Neville Rhone appointed on 12/17/2020 or Kate Henriksen appointed on 1/27/2021

39

Diverse Boards Can Bring Fresh Perspectives and Reduce Loyalism. Stratus' Legacy Board is Not Diverse

Stratus' Legacy Board lacks diversity. Oasis' suggestion to change this was met with resistance and marginalization of Oasis' board representative, who was the only diverse board member prior to her resignation.

Stratus' Legacy Board is Male, Pale and Stale

Director	Gender	Race	Age
Beau Armstrong	Male	White	55
Michael Madden	Male	White	71
James Leslie	Male	White	64
James Joseph	Male	White	59
Charles Porter	Male	White	68

- While we welcome the increased diversity that comes with the addition of Neville Rhone and Kate Henriksen to Stratus' Board of Directors, we view this as nothing more than a defensive tactic to preempt our arguments. Remember, that prior to Oasis' involvement, Stratus' Board had no diversity for nearly 20 years.
- Based on Ms. Benson's personal experience serving as the only diverse member on Stratus' Board, we expect that if Mr. Rhone's or Ms. Henriksen's views are not in line with Mr. Armstrong's best interests, they will be ignored and suppressed just like Ms. Benson's were. That is why additional independent directors put forth by shareholders are necessary.

Oasis' Request to Reconstitute the Board Were Rebuffed

- Oasis' Board representative wrote a letter to Mr. Armstrong, noting the need to diversify Stratus' Board:

> "...The Stratus Board should represent this changed landscape, not only because **a more diverse board would be favored by all of the Company's stakeholders**, but because **a board with more perspectives from new generations of ambitious, highly qualified leaders of real estate, finance and tech will help Stratus be more successful in the coming years.** In addition, a refreshed board will be welcomed by institutional investors and advisory firms that have expressed **concern with the average tenure and lack of diversity on Stratus' Board.** It will eliminate any appearance of non-independence and bring **more equity and new ideas to the board room."**
> - Letter to Beau Armstrong 9/2/2020

- In response, Stratus formed a special committee to address Ms. Benson's letter, but excluded Ms. Benson from the committee on the view that she had a conflict of interest due to her association with Oasis, even though Oasis' only interest is as a stockholder.

OASIS

Note: Director age based on Stratus DEF14A dated 4/3/2020. Analysis does not include Neville Rhone appointed on 12/17/2020 or Kate Henriksen appointed on 1/27/2021

40

Diverse Boards Can Bring Fresh Perspectives and Reduce Loyalism. Stratus' Legacy Board is Not Diverse cont'd

The lack of diversity on Stratus' Legacy Board goes against proposals by various exchanges and investor preferences.

"Nasdaq today filed a proposal with the U.S. Securities and Exchange Commission (SEC) to adopt new listing rules related to board diversity and disclosure…**the rules would require most Nasdaq-listed companies to have**, or explain why they do not have, **at least two diverse directors, including one who self-identifies as female and one who self-identifies as either an underrepresented minority or LGBTQ.**"
-NASDAQ 12/1/2020

"As such, whether through our long-standing stewardship **focus on gender diversity and board effectiveness**…we have called on companies to disclose more details regarding the diversity of their boards and workforces…As long-term investors, we are convinced that **the lack of racial and ethnic diversity and inclusion poses risks to companies that senior managements and boards should understand and manage.**"
-State Street Letter to Board Chairs 8/27/2020

"…we have long believed in the importance of diversity in the boardroom, and we have **increasingly advocated for greater representation of women on corporate boards**. We are expanding our focus to more explicitly **urge boards to seek greater diversity across a wide range of personal characteristics, such as gender, race, ethnicity, national origin, and age…** Diverse boards make better decisions, and better decisions lead to better results over the long term."
-2019 Vanguard Investment Stewardship Report

"We **expect boards to include a diverse array of individuals** who bring their personal and professional experiences to bear, in order to foster constructive dialogue on boardroom matters. In identifying potential candidates, **boards should consider the full breadth of diversity including personal factors such as gender, ethnicity, and age,** as well as professional characteristics, such as a director's industry, area of expertise, and geographic location."
-BlackRock Investment Stewardship Commentary 1/2020

"**Board independence** and **diversity of backgrounds**, experiences, and skill sets **needed to effectively oversee management and mitigate risk are important issues in assessing board composition.** We believe that the necessary skills for board members generally evolve over time, and therefore we expect portfolio companies to maintain a rigorous assessment and refreshment process."
- Dimensional Fund Advisors 2020 Annual Stewardship Report

OASIS

41

Stratus' Annual Board Evaluation Process Appears to be Ineffective

Stratus' annual board evaluation appears to be purely perfunctory as can be concluded by decades of poor corporate governance and lack of diversity on Stratus' Legacy Board.

In its Proxy, Stratus Points to its Annual Board Evaluation as an Example of the Company's Commitment to Good Corporate Governance

Board Evaluation Process
The nominating and corporate governance committee is responsible for overseeing the annual performance evaluation of our board, which is a multi-step process designed to evaluate the performance of our board and each of its committees, as follows:

STEP 1: Confidential Evaluations	Annually, each director completes an evaluation of the full board. The evaluation is intended to provide each director with an opportunity to evaluate performance for the purpose of improving board and committee processes and effectiveness. The detailed evaluation questionnaire seeks quantitative ratings and subjective comments in key areas of board practice, and asks each director to evaluate how well our board and its committees operate and to make suggestions for improvements. These key areas include assessment of board composition, meeting procedures, allocation and delegation of responsibilities among our board and its committees and adequacy and availability of resources
STEP 2: Board Summary	The nominating and corporate governance committee reviews the results and presents its assessment of board performance, including of its committees, to the full board. As needed, the nominating and corporate governance committee recommends improvements for the board to consider implementing.
STEP 3: Recommendations Implemented	Based on the results and recommendations presented by the nominating and corporate governance committee, board and company practices and policies are updated, as appropriate.

In Practice, this Evaluation Appears to be Solely Perfunctory

- Based on the lack of change at Stratus in the past twenty plus years, one can conclude that Stratus' annual board evaluation process has not been effective.
- Board composition has remained largely unchanged and poor corporate governance practices have persisted.
- Either Stratus' Directors saw no issues with board performance / committee composition or issues that were raised by directors were ignored – both equally troubling possibilities.
- We note that despite serving on Stratus' Board for over three years, it was only following Ms. Benson's resignation from the Board that Stratus increased board diversity. We view this as a purely defensive move in response to the threat of a proxy contest.
- Prior to Oasis' involvement, Stratus' Board had no diversity for nearly 20 years, something that was enabled by most of the Legacy Directors that still serve on the Board.

OASIS

Source: Public filings

42

In General, Stratus' Board Structure Promotes a Culture that Suppresses Opposing Views

Stratus' current Board dynamic makes it difficult to effectuate change and advocate for shareholders.

	Oasis Suggestion	Stratus' Public Response
Expense Reduction	Pre-COVID, Oasis urged Stratus to look into reducing its G&A expenses	No action
	During COVID, Oasis urged Stratus to seek discounts from its financial and legal advisers, in line with what other companies Oasis was familiar with were doing and explore other cost cutting initiatives	No action. Instead, Stratus engaged more advisors and paid more fees to explore a REIT conversion
Business Strategy	More thorough investigation of purported advantages of becoming a REIT prior to formerly committing to time consuming and expensive in-depth exploration	Moved forward with in-depth REIT exploration as announced on 9/21/2020
	Hold management accountable for failing to deliver on five-year plan and recommit to a mid-term strategy to develop and sell assets to narrow discount to NAV	Moved forward with REIT exploration which effectively halts asset disposals for the next five years
Executive Compensation	Align executive compensation with performance	Introduced third component of executive compensation that rewarded management for disposing / refinancing assets but excessive compensation continued even without this component
	Introduce policies that reduce potential issues that could arise from a lack of separation of the CEO and Chairman roles	No action

OASIS

43

Even Based Solely on Public Disclosure, Stratus' Legacy Board Presided Over Bad Decisions

Tenure and relationships aside, a director's independence is best judged by the decisions they make. Stratus' Legacy Board has presided over poor decisions and has not been an adequate check on the CEO's power.

Payouts to limited partner	• On October 31, 2019, Stratus acquired a limited partner's 33.33% interest in Kingwood L.P. • Based on the Company's public disclosure, Stratus redeemed this interest at a ~ 12% return. • This occurred approximately 15 months after the partner's initial investment over which period Stratus' stock returned -8.7%.
Lack of independent oversight over CEO	• The lack of separation of the CEO and Chairman roles at Stratus, a corporate governance malfeasance enabled and facilitated by the Legacy Board, leaves the CEO without an independent check. • His excessive compensation despite Stratus' underperformance is, we believe, but one expression of this lack of independent oversight.
Consulting agreement with CEO's son	• Mr. Armstrong's son Buck Armstrong was hired as a consultant at Austin Retail Partners, "ARP" an independent contractor that provides Stratus with consulting services related to the entitlement and development of properties. • Stratus agreed to reimburse ARP for all out-of-pocket fees and expenses that were paid to Mr. Armstrong's son. In addition, Buck is also entitled to the payment of discretionary bonuses as well as reimbursement of healthcare insurance premiums, vehicle mileage and expenses associated with obtaining a real estate license - in our view, a rather nonstandard offering for a consulting arrangement. • It is notable that institutional proxy voting guidelines recommend voting against directors who have an immediate family member that provides material consulting services to the company, clearly viewing this as an area with potential for conflicts.

OASIS

Source: Public filings

44

Even Based Solely on Public Disclosure, Stratus' Legacy Board Presided Over Bad Decisions cont'd

Tenure and relationships aside, a director's independence is best judged by the decisions they make. Stratus' Legacy Board has presided over poor decisions and has not been an adequate check on the CEO's power.

Consulting agreement with CEO's son cont'd

- Further bringing the propriety of this employment agreement into question, is the fact that Buck Armstrong lists Stratus Properties along with ARP as his present employer on LinkedIn. This contrasts with disclosure provided by other ARP employees:

Message
Buck Armstrong · 3rd
Real Estate Development at Stratus Properties
Austin, Texas, United States · 500+ connections · Contact info
Stratus Properties Inc.
Washington and Lee University
Activity
636 followers
Posts Buck created, shared, or commented on in the last 90 days are displayed here.
See all activity
Experience
Real Estate Development Associate
Stratus Properties Inc.
Sep 2018 – Present · 2 yrs 5 mos
Austin, Texas Area
Real Estate Development Associate
Austin Retail Partners, LLC
Aug 2018 – Present · 2 yrs 6 mos
Austin, Texas

Message
Jon Andrus · 3rd
Principal- Austin Retail Partners
Austin, Texas, United States · 75 connections · Contact info
Austin Retail Partners
Activity
75 followers
Posts Jon created, shared, or commented on in the last 90 days are displayed here.
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Experience
Principal
Austin Retail Partners
Jan 2012 – Present · 9 yrs 1 mo
Austin, Texas

OASIS

Source: LinkedIn

45

Even Based Solely on Public Disclosure, Stratus' Legacy Board Presided Over Bad Decisions cont'd

Following Oasis' resignation from the Board, Stratus adopted a poison pill without shareholder approval. Its claim that the pill ensures that shareholders have the benefit of the announced REIT exploration is disingenuous.

Pill Provisions Contradict Stratus' Own Claims

- Stratus' poison pill has an "acting in concert" provision that has nothing to do with REIT status and is purely to stop shareholders from working together.
- Stratus states that "in order to qualify as a REIT, among other requirements, not more than 50% of a company's shares may be beneficially owned by five or fewer individuals."
  - Typically, REIT provisions that limit ownership are put in the charter and nullify transactions that violate REIT ownership guidelines so that such ownership changes cannot occur. Stratus' pill just dilutes someone after an ownership change but doesn't actually stop it from happening.
  - This invalidates Stratus' claim that the poison pill was enacted to preserve the Company's REIT optionality and protect shareholders.
- If Stratus was truly looking out for shareholder's best interests, it would have sought shareholder approval to adopt the pill.
- We believe that the poison pill only does harm as it repels potential takeovers and seeks to intimidate shareholders from working together.

Institutional Shareholders and Proxy Advisory Firms Oppose Adoption of Poison Pills Without Shareholder Approval

"Since the outbreak of COVID-19, we have observed a marked increase in the number of pills adopted at US companies… In keeping with our long-held opposition to such measures**, we continue to oppose pills and maintain a list of directors who serve on boards of companies that adopt pills without shareholder approval.** We may vote against these directors any time they are up for election, including at other portfolio companies for which they serve as directors."
- Dimensional Fund Advisors 2020 Annual Stewardship Report

"We believe board members should be wholly free of identifiable and substantial conflicts of interest, regardless of the overall level of independent directors on the board. **Accordingly, we recommend that shareholders vote against… All board members who served at a time when a poison pill with a term of longer than one year was adopted without shareholder approval within the prior twelve months.** In the event a board is classified and shareholders are therefore unable to vote against all directors, we will recommend voting against the remaining directors the next year they are up for a shareholder vote…."
- Glass Lewis 2021 Proxy Paper Guidelines for the United States

OASIS

Source: Public filings

46

Stratus' Executive Compensation is not Aligned with Performance

Stratus' claims that the CEO's compensation scheme rewards business performance goals are misleading.

Claim: 2017-2019 Allocation of CEO Compensation

Salary / Other 32%
LTI 20%
Variable, At Risk Pay 68%
Bonus 48%

Reality: No Correlation Between Variable Pay and Performance

Net Income (Loss) to Common Shareholders ($ mm)
5.0
4.0
3.0
2.0
1.0
0.0
-1.0
-2.0
-3.0
-4.0
-5.0
1.4
1.3
1.2
1.1
1.0
0.9
0.8
0.7
0.6
0.5
CEO LTI + Bonus ($mm)
2017 2018 2019
Net Income (Loss) to Common Stockholders
LTI + Bonus
Adjusted EBITDA ($ mm)
35.0
30.0
25.0
20.0
15.0
10.0
5.0
0.0
1.4
1.3
1.2
1.1
1.0
0.9
0.8
0.7
0.6
0.5
CEO LTI + Bonus ($mm)
2017 2018 2019
Adjusted EBITDA
LTI + Bonus
Total Shareholder Return
40.0%
30.0%
20.0%
10.0%
0.0%
-10.0%
-20.0%
-30.0%
1.4
1.3
1.2
1.1
1.0
0.9
0.8
0.7
0.6
0.5
CEO LTI + Bonus ($mm)
2017 2018 2019
Total Return to Shareholders
LTI + Bonus

In its proxy, Stratus claims that the majority of Mr. Armstrong's total compensation consists of variable, at risk forms of pay that are dependent on:

- Performance
- The price of Stratus' common stock

- Due to a lack of benchmarks, payout targets, or any pay formulas disclosed in its proxy, one can conclude that Mr. Armstrong's variable pay component ends up being highly subjective as dictated by Stratus' entrenched, tenured directors.

OASIS

Note: 2019 adds back Block 21
Source: Public filings, Bloomberg

47

Oasis' Efforts to Align Compensation with Performance

To decrease compensation subjectivity and hold management accountable for its five-year plan, Oasis encouraged Stratus to adopt a Profit Participation Incentive Plan. The REIT conversion would do away with this.

- Under the profit plan, plan participants share in a profits pool for each of the development projects approved by the board.
- Each project must have a capital transaction (i.e. sale or refinancing) and clear an annual 10% preferred return hurdle after all costs and capital contributions. Then, 25% of this profit is set aside in a profit pool in which executives have participation interests.
- This was meant to hold management accountable for the five-year plan and encourage asset-churn.
- A list of approved projects and predefined participation interests (below) was meant to reduce subjectivity in executive pay.

	Participation Interests	
Approved Projects	Mr. Armstrong	Ms. Pickens
West Killeen Market	32%	8%
Amarra Villas	32%	8%
Jones Crossing	30%	7.5%
Santal Phase II	42%	10.5%
Lantana Place	32%	8%
The Saint Mary	36%	9%
Kingswood Place	26%	6.5%
Magnolia Place Phase I	25%	5%

- Stratus' Compensation Committee devoted significant resources to this plan, working on it since 2017 along with FPL Associates and other advisors.
- Now, just two years after its implementation in 2018, Stratus' contemplated REIT conversion would render the intentions of this plan obsolete as it effectively halts asset disposals through at least 2027.
- This swift reversal is illustrative of Stratus' lack of a long-term strategy and the waste of resources that come as a result.

Source: Stratus DEF14A dated 4/3/2020

OASIS

48

CEO Compensation Continues to Be Excessive

During Ms. Benson's time on the Board, CEO compensation was moderately reined in. However, Mr. Armstrong's compensation remains excessive.

CEO Compensation as % of Average Market Cap

0.80%
0.70%
0.60%
0.50%
0.40%
0.30%
0.20%
0.10%
0.00%
0.31%
0.19%
0.11%
2017
2018
2019
Stratus
Median of Proxy Peers

- Over the last three years, Mr. Armstrong has earned in excess of $5mm in total compensation while shareholders have earned -2% over the same period.
- There is a lack of correlation between compensation and performance.
- To make CEO compensation objective, the following must occur:
  - ❑ Introduce a formulaic compensation scheme that actually ties pay to performance.
  - ❑ Introduce policies that reduce potential issues that could arise from a lack of separation of the CEO and Chairman roles.
  - ❑ Remove Mr. Leslie as Chair of Compensation Committee.
  - ❑ Reconstitute Compensation Committee to be comprised of a majority of truly independent directors with no loyalty to the CEO.

OASIS

Note: Compensation based on total compensation as disclosed in proxy filings of Stratus and peers. Market capitalization is average during each respective fiscal year
Source: Public filings, Bloomberg

49

Oasis' Plan for a Better Stratus

To realize its potential, Stratus needs a mid-term strategic plan that will help reduce the Company's discount to NAV and corporate governance reform that will lead to increased management accountability.

Develop and Execute Effective Strategy

1. Halt REIT exploration
2. Conduct a genuine, full portfolio review of all assets in all stages of the development process and determine NPV of selling vs. developing
3. Based on portfolio review, identify assets to be sold, sales timeline, and range of acceptable values and execute accordingly
4. Identify fixed dollar amount of cost cutting initiatives and timeline of when these costs will be eliminated

Improve Corporate Governance

1. Refresh the Board of Directors with qualified, truly independent directors who will act in the best interests of all shareholders
2. Develop new executive compensation plan that aligns pay with performance
3. Restructure board committees
4. Remove poison pill

OASIS

51

Oasis' Plan for a Better Stratus – Develop and Execute Effective Strategy

Our strategic plan for Stratus is simple: close the NAV gap largely by executing on the plan that the Company laid out five years ago but failed to achieve.

1. Stratus should pause the REIT exploration.
2. Stratus needs to conduct a thorough review of every asset in its portfolio.
   - Stabilized assets should be slated for sale.
   - For assets in various stages of the development process, an NPV analysis should determine whether the assets should be developed then sold or sold immediately.
   - For assets that the Company determines should be developed then sold, a portion of management's compensation should be tied to meeting the associated NPV forecasts (and development timeline) to hold management accountable.
3. Based on the results of the portfolio review, an internal timeline of asset sales and range of acceptable values should be compiled.
   - This plan should also include an analysis of how these proceeds will be used. Although we favor a return of cash to shareholders, if the Company's balance sheet is overstretched, paying down debt may be more pressing.
   - A portion of management's compensation should be tied to meeting these goals to hold management accountable.
   - To be clear, contrary to Stratus' claims, WE ARE NOT ADVOCATING FOR A FIRE SALE. We simply want the company to execute on the strategy to sell assets, similar to what it announced in 2015 but did not execute.
4. A detailed analysis of expenses (both expensed and capitalized) should be completed to identify cost saving initiatives.
   - Management should commit to a dollar amount and timeline of when these costs will be reduced.
   - A portion of management's compensation should be tied to meeting these goals to hold management accountable.

OASIS

52

Oasis' Plan for a Better Stratus – Improve Corporate Governance

To ensure effective strategy execution and accountability, Stratus needs a Board that prioritizes shareholder interests over CEO loyalty.

- Stratus' Legacy Board has overseen years of inaction at Stratus. Under the Legacy Board's watch, Mr. Armstrong failed to meet every single objective of the five-year plan he set out for the company while getting paid $8.7mm and touting Stratus' success.
- Stratus needs a board that won't just promise shareholder value but will actually create it and will hold management accountable for doing the same.
- While we appreciate Stratus' recent actions to increase Board diversity through the addition of Mr. Rhone and Ms. Henriksen to its board, we view this as nothing more than a defensive tactic to preempt our arguments. Having had personal experience during Ms. Benson's tenure as the only diverse member on Stratus' Board, we expect that if Mr. Rhone's or Ms. Henriksen's views are not in line with Mr. Armstrong's best interests, they will be ignored and suppressed just like Ms. Benson's were.
- To achieve the true change that Stratus' shareholders deserve, Oasis believes that three new directors (two Class II directors and one director added to the Stratus Board through a director appointment proposal by shareholders) are needed. Our director nominees are independent, qualified, diverse, and have a proven track record of success.

OASIS

53

Oasis' Plan for a Better Stratus – Improve Corporate Governance cont'd

Oasis' nominees are independent and diverse with real estate and public board experience.

Jaime De la Garza

Jaime Eugenio De la Garza Diaz is the Founder and has served as the Chief Executive Officer of Trango Capital, LLC, a financial consulting company with the focus on real estate, manufacturing and technology industries, since 2016. From 2013 until 2015, Mr. De la Garza Diaz served as the President and the Chief Executive Officer of Corporate Properties of the Americas, one of the largest developers and operators of industrial real estate properties in Mexico, where he also served as the Chief Financial Officer from 2003 to 2013. From 1999 to 2003, as the Founder of KB Consulting SA de CV, Mr. De la Garza Diaz provided consulting services to, among others, North American Development Bank, Hewlett Packard and Alterra Partners. Mr. De la Garza Diaz worked as a finance director for International Water Ltd., a water and waste water project developer and operator jointly owned by the Bechtel Group and United Utilities Plc, from 1995 to 1999; and as an investment officer for International Finance Corp., part of the World Bank Group, providing investment, advisory and asset-management services, from 1991 to 1995. From 1989 until 1990, Mr. De la Garza Diaz worked an operations manager at Schlumberger Limited, an oilfield services company, where he also worked as a field engineer, from 1983 to 1989.

Mr. De la Garza Diaz has served as a member of the Board of Directors of FIBRA Macquarie (FIBRAMQ:MM), a Mexican public REIT with approximately 35 million square feet of commercial real estate under management, since 2017; Lámina Desplegada, S.A. de C.V., a Mexican steel manufacturing company, since 2016; and Roman Manufacturing, a wall paper adhesive manufacturer. Previously, Mr. De la Garza Diaz served as a member of the Board of Directors of Sterling Creek Holdings, Inc., a company that provides data and valuation enhancing tools to private companies (2017-2020), the International Accelerator, an Austin-based company providing seed funding and other unique services to non-US citizen Founders and CEOs (2017-2020), and InSyBio Inc., a bioinformatics pioneer company focused on developing computational frameworks and tools for personalized healthcare (2017-2019).

Mr. De la Garza Diaz received his MBA from INSEAD in France, and his BSc. in Mechanical and Electrical Engineering from I.T.E.S.M. in Mexico.

Mr. De la Garza Diaz's qualification to serve as the director include his extensive senior management experience in the real estate industry, including as CEO of a real estate consulting company and his extensive experience on the board of various public and private companies.

OASIS

54

Oasis' Plan for a Better Stratus – Improve Corporate Governance cont'd

Oasis' nominees are independent and diverse with real estate and public board experience.

Ella Benson

Ella Benson has served as a director and analyst at Oasis Capital Advisors LLC, a private investment management firm, since 2013. Ms. Benson also served as an analyst at GAM USA, Inc., an independent global asset management firm, from 2009 to 2013, and at Greenhill and Company, an investment bank, from 2008 to 2009 and during the summer of 2007.

Ms. Benson served on the board of directors of Stratus Properties Inc. ("Stratus") from 2017 to September 18, 2020, where she served on the Compensation Committee and was the only female director.

Ms. Benson holds a Bachelor of Business Administration in Finance from the McCombs School of Business at the University of Texas at Austin.

Ms. Benson's qualifications to serve as a director include her experience serving on the board of directors of Stratus as well her experience as an investor working with public companies that are undergoing strategic transitions. In addition, and as Stratus has previously stated in its 2020 proxy statement, her experience in analyzing financial statements and capital allocation decisions will provide positive contributions and an institutional shareholder perspective to judgments made at the board level.

OASIS

55

Oasis' Plan for a Better Stratus – Improve Corporate Governance cont'd

Oasis' nominees are independent and diverse with real estate and public board experience.

Laurie Dotter

Laurie Dotter has served in executive leadership roles in several investment companies that delivered attractive investment returns on commercial real estate operating companies, development and management companies, and portfolios requiring repositioning to enhance value. From 2010 to 2016, she served as President of Transwestern Investment Group, and then as the founding partner of Corporate Properties Trust I, II and III, large scale commercial real estate investment vehicles with combined capitalization exceeding $2 billion, from 2016 to 2017. Ms. Dotter also served as an executive investment officer at Hunt Realty Investments under the umbrella of Hunt Oil Company, a petroleum exploration and production company, from 1998 until 2010. Ms. Dotter worked as the director of Real Estate Investments at the Teacher Retirement System of Texas, from 1993 to 1998; and as a director of Financial Consulting Services at PricewaterhouseCoopers, from 1989 to 1993. Ms. Dotter currently serves as an Advisor at Dottid, a company focused on developing comprehensive work flow technology to maximize revenue generation for commercial real estate. She also currently is an Advisor to the Investment Committee of the Board of Children's Health System of Texas, providing interim investment portfolio oversight and a review of the System's governance framework.

Ms. Dotter served as a member of the Board of Directors of Parkway Properties ("Parkway"), a national commercial real estate company, from 2010 to 2016, where she served as the Chair of Parkway's Audit Committee and a member of its Compensation Committee. Ms. Dotter has served as an investment advisory board member at Employee Retirement System of Texas, since 2019 and Texas Treasury Safekeeping Trust Company, since 2009. She was elected by her peers to serve as the Vice Chairman of the PREA Plan Sponsor Council at the Pension Real Estate Association, from 2008 until 2010. Ms. Dotter has served as a member of the Board of Directors of Lifespace Communities, Inc., a not-for-profit organization that owns and operates senior living communities, and its predecessor since 2018.

Ms. Dotter received her Bachelor's degree in Business Administration from Texas A&M University and also holds CPA license in the State of Texas.

Ms. Dotter's qualification to serve as a director include her decades of experience in the real estate investment industry, including as Founding Partner of a suite of real estate investment vehicles with a multi-billion dollar capitalization, as well as her public company board experience in the real-estate industry including as the Chair of Parkway's Audit Committee.

OASIS

56

Oasis' Plan for a Better Stratus – Improve Corporate Governance cont'd

Compensation should be aligned with performance.

- While Stratus claims that 68% of the CEO's pay is tied to performance, there are no disclosed metrics, formulas, or payout targets that dictate variable pay[1]. As a result, compensation can end up being highly subjective as dictated by Stratus' entrenched directors and with influence from the CEO. There has been no correlation between Mr. Armstrong's variable pay and measurable performance metrics of the Company. This needs to change.
- Oasis believes that variable pay needs to be based on four areas with the following suggested weightings:
  1) Relative total shareholder return (40% of variable pay)
  2) Success in realizing forecasts for assets slated to be developed and sold (20%)
  3) Success in realizing forecasts for assets slated to be sold (30%)
  4) Success in realizing forecasted cost cutting initiatives (10%)
- These four areas should have a threshold, target, and maximum payout level, and payouts should be based on a percentage level of meeting these targets. This should be determined at the start of the fiscal year.
- Following this type of scheme will leave no room for subjectivity when determining pay and will align pay with performance.
- Salary should be benchmarked versus peers to ensure it is competitive but not excessive.

OASIS

(1) This does not take into consideration the profit participation plan which has, to date, not formed a significant component of executive compensation

57

Oasis' Plan for a Better Stratus – Improve Corporate Governance cont'd

Board committees should be restructured to reduce overlap and conflict.

- Stratus' various committees have presided over poor decisions and have been an inadequate check on the CEO's power, indicating a need for change.
- Oasis believes that the Chairs of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee should be truly independent, non-tenured directors.
  - Especially when it comes to the composition of the compensation committee, enhanced scrutiny for independence is in line with Section 952 of the Dodd-Frank Act which requires NYSE and NASDAQ listed companies to apply enhanced standards of independence when making an affirmative determination of the independence of compensation committee members.
- Introduce policies that reduce potential issues that could arise on the Compensation Committee from a lack of separation of the CEO and Chairman roles.
- Overlap of committee membership should be reduced to eliminate outsized influence by any one director.

OASIS

58

Oasis' Plan for a Better Stratus – Improve Corporate Governance cont'd

Stratus' poison pill should be removed. If the Company believes the poison pill is in the best interests of shareholders, then it should put this up for a shareholder vote.

- We believe that the Company's newly instated poison pill only does harm as it repels potential takeovers and seeks to intimidate shareholders from working together.
- Stratus' poison pill was enacted without shareholder approval and may be in place for three years, until September 22, 2023. The lack of a shareholder vote and duration of the pill put it in stark contrast to the recommendations and preferences of institutional shareholders and proxy advisory firms.
- If Stratus truly believes that the poison pill is in shareholder's best interests, it should remove the pill immediately and then allow shareholders to vote on whether the pill should be reinstated.

OASIS

59

A Vote For Stratus' Nominees is a Vote for Continued Value Destruction

Stratus' tenured directors, whose average tenure exceeds 18 years, have presided over poor decisions and have been ineffective advocates for shareholders.

- TSR and ROIC consistently below peers and stock flat to 2005 despite strong tailwinds in Austin real estate
- Total failure to execute on its five-year plan
- Reinstated poison pill without shareholder approval
- In-depth exploration of REIT conversion which is a stark departure from the Company's stated strategy and serves to entrench management
- Excessive CEO compensation with no apparent correlation to performance despite Oasis' attempts to align pay with performance
- Subjective payout to LP
- The lack of separation of the CEO and Chairman roles at Stratus, a corporate governance malfeasance enabled and facilitated by the Legacy Board, leaves the CEO without an independent check. His excessive compensation despite Stratus' underperformance is, we believe, but one expression of this lack of independent oversight
- Employment of CEO's son

OASIS

60

A Vote For Stratus' Nominees is a Vote for Continued Value Destruction cont'd

In addition to poor decision-making and ineffective advocacy for shareholders, the actions of Stratus' Legacy Board directors contradict many of the proxy advisor best practice guidelines.

Poor Governance Practice	Offenders
Failure to replace a CEO when he has failed to achieve the board's objectives	× Beau Armstrong × Chuck Porter × Jim Joseph × Jim Leslie × Mike Madden
Serving as an executive or director of a company that has a track record of poor performance, insufficient risk oversight, shareholder unfriendly actions, and other mismanagement issues	× Jim Leslie was a Director of Dougherty's Pharmacy (MYDP) since 2001, Chairman since March 2002 and held interim executive roles at the company before it filed for bankruptcy in 2020.
Serving on the board during a time when the company underperformed peers and no actions were taken by the board to address these issues	× Beau Armstrong × Chuck Porter × Jim Joseph × Jim Leslie × Mike Madden
Serving as a director of a company where an immediate family member provides consulting or other services to that company	× Beau Armstrong
Serving as a director on the board when a poison pill with a term greater than one year was adopted without shareholder approval	× Beau Armstrong × Chuck Porter × Jim Joseph × Jim Leslie × Mike Madden
Serving as a director on the nominating committee when the composition of the board lacks diversity	× Jim Joseph × Michael Madden × Chuck Porter
Serving on the board while there is an unmitigated misalignment between CEO pay and performance	× Beau Armstrong × Chuck Porter × Jim Joseph × Jim Leslie × Mike Madden

OASIS

Source: Public filings

61

A Vote For Stratus' Nominees is a Vote for Continued Value Destruction cont'd

In addition to poor decision-making and ineffective advocacy for shareholders, the actions of Stratus' Legacy Board directors contradict many of the proxy advisor best practice guidelines.

Poor Governance Practice	Offenders
Serving on a board of a company that lacks accountability and oversight while also underperforming peers. Problematic practices may include the following: ▪ A classified board structure ▪ A supermajority vote requirement ▪ The inability of shareholders to call special meetings ▪ The inability of shareholders to act by written consent ▪ A non-shareholder-approved poison pill	× Beau Armstrong × Chuck Porter × Jim Joseph × Jim Leslie × Mike Madden
Serving on a board that lacks board refreshment procedures that can identify the changing needs of the board and ensure that the board is comprised of diverse members with fresh perspectives and relevant skills	× Beau Armstrong × Chuck Porter × Jim Joseph × Jim Leslie × Mike Madden

OASIS

Source: Public filings

62

Oasis Urges Shareholders to Vote the GOLD Proxy Card

Voting the GOLD proxy card is a vote for a new regime at Stratus, one that will be characterized by accountability to drive shareholder returns and unburdened by the Legacy Board.

- ✓ A cohesive, effective strategy that will aim to close the NAV gap and deliver returns to shareholders
- ✓ Independent, diverse directors with real estate and public board experience that will oversee management and seek to create value for all shareholders
- ✓ Removal of Jim Leslie from the Board whose 25-year long director tenure, in our view, impairs independence and places his loyalty to Beau Armstrong above his responsibility to shareholders
- ✓ Compensation plan that eliminates subjectivity and aligns pay with performance
- ✓ Restructuring of board committees to reduce CEO involvement and influence from the Legacy Board
- ✓ Removal of the poison pill

OASIS

63

V. Appendix: Overview of Stratus' Major Assets

OASIS

64

Asset Overview: Amarra Drive

Amarra Drive is an upscale community located 10 miles southwest of downtown Austin. This community contains developed lots, single family homes and townhomes.

- Amarra Drive Phase II & Phase III: single-family developed lots and luxury homes.
  - As of 9/30/2020, 3 developed Phase II lots and 6 developed Phase III lots remain unsold.
- Amarra Villas: Development of 20 single family homes with a condominium regime. The homes average 4,400 square feet and are being marketed as "lock and leave" properties with golf course access.
  - As of 9/30/2020, 13 homes remain to be constructed and sold.
- In addition, Amarra Drive also contains 170 townhomes slated for future potential development.

CALERA COURT
CALERA DRIVE
THE FOOTHILLS
SECTION K
SECTION L
ESCALA DRIVE
SECTION O
AMARRA DRIVE
MIRADOR DRIVE
SECTION N
Barton Creek Blvd
Southwest Pkwy

Amarra Phase II home

Amarra Phase III home

Amarra Villas townhome

OASIS

Source: Public filings, Stratus website, realtor.com

65

Asset Overview: Santal

Santal is a 448-unit garden-style multifamily development that is fully stabilized. It is located 10 miles southwest of downtown Austin.

- The Santal is a Class A multi-family apartment complex in the Barton Creek community that was completed in two phases.
    - Phase I, consisting of 236 units, was completed in August 2016.
    - Phase II, consisting of 212 units was completed in December 2018.
- The Santal generated ~$7.6mm in revenue in 2019
- The Santal was refinanced in September 2019 with a $75mm loan, of which $57.9mm was used to repay all outstanding Santal construction loans.

Barton Creek Blvd
Southwest Pkwy
THE FOOTHILLS
SECTION K
SECTION L
SECTION O
SECTION N
ESCALA DRIVE
MIRADOR DRIVE

Santal pool

Santal exterior

Apartment interior

OASIS

Source: Public filings, thesantal.com, Stratus website

66

Asset Overview: Section KLO

Section KLO is a 500-acre residential development located in Barton Creek, 10 miles southwest of downtown Austin. It is in the advanced planning and permitting stages.

- Section KLO consists of three adjacent sections totaling approximately 500 acres in Barton Creek, located 10 miles southwest of Austin's Central Business District.
- When complete, Section KLO will consist of a combination of single-family lots and residential condominium lots totaling approximately 450 home sites.
- The City of Austin and Travis County approved initial subdivision permit applications for Section KLO in October 2019.
- Engineering for roads and utilities for the initial phases of Section KLO is in process.

Barton Creek Blvd
Southwest Pkwy

OASIS

Source: Public filings, Stratus website

67

Asset Overview: Section N

Section N is a 570-acre tract of land in Barton Creek that is being planned for a dense mixed-use development. It is located 10 miles southwest of downtown Austin.

- Approximately 570-acre tract located in the southern portion of Barton Creek.
- When complete, Section N will be a dense, mid-rise, mixed-use development surrounded by an extensive greenspace amenity which will increase potential densities.

CALERA COURT
CALERA DRIVE
THE FOOTHILLS
SECTION K
SECTION L
ESCALA DRIVE
SECTION O
AMARRA DRIVE
MIRADOR DRIVE
SECTION N
Barton Creek Blvd
Southwest Pkwy

OASIS

Source: Public filings, Stratus website

68

Asset Overview: Lantana Place

Lantana is a partially-developed, 35-acre mixed use development located in southwest Austin. The first phase was completed in 2018 and contains 99,379 square feet of retail.

- As of September 30, 2020, Stratus had signed leases for approximately 80% of the retail space in the first phase of Lantana Place.
- In addition, a ground lease for an AC Hotel by Marriott is in place. Construction of the hotel began in May 2019 and is expected to be completed in January 2021.
- Stratus rezoned a portion of the Lantana property for a potential multi-family development of up to 350 units.

Southwest Parkway
William Cannon

CARVE
AMERICAN GRILLE

Moviehouse & Eatery

WESTLAKE DERMATOLOGY

Diversified tenant mix at Lantana Place

OASIS

Source: Public filings, lantanaplace.com, Stratus website

69

Asset Overview: HEB Anchored Retail – Magnolia Place

Magnolia Place is a 124-acre HEB anchored retail site that will also incorporate hotel sites and single-family lots along with multi-family units.

- 124 acres in Magnolia (in the greater Houston area) currently planned for 133,605 square feet of retail space, 7 pad sites, 2 hotel sites, 96 single family lots and 588 multi-family lots.
- Magnolia Place will be shadow-anchored by a 95,000 square foot HEB grocery store to be constructed by HEB on an adjoining 18-acre site owned by HEB.
- MUD entitles Stratus to recoup ~ $26mm over the life of the project for future road and infrastructure costs in connection with this project.

Red Creek Circle
Spur 149
Jordan Lewis Way
FM 1486

SOUTHERN SLICE

Magnolia Place renderings

OASIS

Source: Public filings, Loopnet

70

Asset Overview: HEB Anchored Retail – West Killeen Market

West Killeen Market is a 21-acre HEB-anchored retail center.

- 21 acres in Killeen, Texas.
- HEB-shadow anchored retail project with 44,493 square feet of commercial space and three pad sites adjacent to a 90,000 square-foot HEB grocery store.
- Construction was completed in June 2017.
- As of September 30, 2019, leases for ~70% of the retail space have been signed and leasing activity is ongoing.
- Tenants include Twin Liquors, Verizon, Great Clips and Family Endeavor medical practice.

Stormwater Pond
Building A
Building B
H-E-B
Old FM 440
SH 195

West Killeen Market vacant and leased sites

OASIS

Source: Public filings, westkilleenmarket.com

71

Asset Overview: HEB Anchored Retail – Jones Crossing

Jones Crossing is a 72-acre HEB-anchored, mixed-use development located in College Station.

- Construction of the first phase of the development was completed in the third quarter of 2018, and as of 12/31/2019, 95% of the completed retail space was leased.
- As of 12/31/2019, approximately 44 acres remained undeveloped with estimated development potential of approximately 104,750 square feet of commercial space and five vacant pad sites.
- Tenants include Chick-fil-a, Orangetheory, Twin Liquors.
- This development also contains a multi-family component, for which Stratus is evaluating options.

FM 2818
Balcones Drive
Wellborn Road
H-E-B

JONES CROSSING
MOD PIZZA

MOD PIZZA

Jones Crossing

OASIS

72

Source: Public filings, jonescrossingtx.com

Asset Overview: HEB Anchored Retail – Kingwood Place

Kingwood Place is a 54-acre HEB anchored, mixed use development in Kingwood, Texas which is located 20 miles northeast of Houston.

- Kingwood Place is a 54-acre tract of land that contains 152,000 square feet of retail lease space, anchored by a 103,000 square foot HEB grocery store, with 49,000 square feet of retail space, 5 retail pads and a 10-acre parcel planned for approximately 300 multi-family units.
- As of 6/30/2020, leases were in place for ~90% of the retail space and planning is in process for a 261-unit multi-family project.
- Kingwood Place is partially funded by third party capital, resulting in 66% ownership by Stratus.

Northpark Drive
Rock Creek Dr.
Eastex Freeway U.S. 59

STARBUCKS

H-E-B
Fresh Foods
OPEN

Retail space at Kingwood Place

OASIS

Source: Public filings, kingwoodplace.com

73

Asset Overview: HEB Anchored Retail – New Caney

New Caney is a 38-acre mixed-use, HEB anchored project located within a tax advantaged opportunity zone.

- 38-acre tract of land to be developed into an HEB-anchored, mixed-use project.
- Property is located within an opportunity zone established by the Tax Cuts and Jobs Act in 2017 with potential to provide favorable tax treatment.
- Expected to include approximately 145,000 square feet of retail space (inclusive of the HEB grocery store), 5 pad sites and a 10-acre multi-family parcel.
- Construction expected to commence no earlier than 2021.

State Highway 242
U.S. Highway 59

OASIS

Source: Public filings

74

Asset Overview: Block 21

Block 21 is a two-acre mixed-use development located in the heart of downtown Austin and includes the W Austin Hotel, entertainment, office and retail.

- Block 21 contains the W Austin Hotel and the ACL Live and 3TEN ACL live entertainment venues.
  - The W Hotel contains 251 guest rooms and is managed by Marriott.
  - ACL Live music venue has a 2,700-person capacity and is home of the taping of Austin City Limits, the longest running music series in American television history.
  - 3Ten is another entertainment venue with a 350-person capacity.
- In addition, Block 21 contains 38,300 square feet of office space and 18,300 square feet of retail.
- Agreement to sell Block 21 for $275mm to Ryman Hospitality fell through in 2Q2020.

Lavaca St
3rd St
2nd St
Congress Ave
Cesar Chavez
S 1st St

W Hotel bar

AUSTIN CITY LIMITS
LIVE

ACL taping

Block 21 exterior

OASIS

Source: Public filings

75

Exhibit 3

Dear Fellow Shareholders,

Oasis Management Company Ltd. ("Oasis") is the manager to a fund that is the largest shareholder of Stratus Properties Inc. (NASDAQ: STRS) (the "Company" or "Stratus"), owning over 13.5% of Stratus ordinary shares.

Oasis initially invested in Stratus because we believed that the Company had an attractive portfolio of assets that were significantly undervalued by the market. At the time of our investment, Stratus had recently announced a five-year plan which they proclaimed to be "simple and clear: the Company will strategically complete development of its properties with the goal of selling assets at the right time to maximize value for all stockholders over a five-year period. Upon completion of that plan, the Company will distribute to stockholders the cumulative cash from sales proceeds." We bought our shares based upon that plan.

To help the Company maximize shareholder value, and hold management accountable for executing their plan, Oasis entered into an agreement with Stratus pursuant to which Ella Benson, an employee of an Oasis advisory affiliate, was appointed to Stratus' Board of Directors and the Company's Compensation Committee on January 11, 2017. Since joining the Board, Ms. Benson has been successful in eliminating Stratus' poison pill, urging for the payout of a special dividend, initiating quarterly investor conference calls and, to a degree, realigning executive compensation to reward management for selling real estate projects.

However, over the past several months, Ms. Benson has had serious disagreements with Stratus' strategic direction and the progress made on the execution of the five-year plan leading to her resignation from the Board effective Friday, September 18, 2020.

Over the last several months, Oasis and Ms. Benson have grown increasingly disappointed with Stratus' strategic direction, accountability and leadership. Stratus' five-year plan expired in March 2020. Over the plan's five years, the Company sold only three significant assets and returned only $1/share in the form of a special dividend to shareholders. This return represents less than 2% of the Company's disclosed NAV per share. We believe this result is not in keeping with the plan that Stratus originally laid out to shareholders and falls far short of the Company's promise "to monetize a large portion of its assets on an orderly basis over the next five years and return cash to its shareholders," as was communicated in its April 2015 investor presentation.

With the expiration of Stratus' five-year plan in March 2020, it became clear that despite Oasis' objections, the Company refused to develop or disclose a new disposal plan that would return cash to shareholders. In fact, Stratus' contemplated REIT conversion is a stark departure from its previously communicated strategy, as it effectively halts asset disposals and associated shareholder returns through at least 2027. Furthermore, contrary to the Company's claims, it is not apparent that a REIT structure will create value for Stratus' shareholders when considering Stratus' size, asset mix, cashflow profile and other characteristics. It is our view that a more thorough

Although Stratus' press release dated September 21 said that the Company is exploring changes to the Board and overall governance and presented the Board as people acting in good faith, we believe that the Company's track record demonstrates that these claims have no credibility. Despite all of the Company's stated initiatives over the years to maximize shareholder returns, the stock remains flat to 2005, while Austin real estate is up 106% over the same period[1].

Although the content of any Board discussions is confidential and cannot be revealed, Ms. Benson's opinion is that the Board's disclosure is not out of a genuine reform belief. The Company continues to have problematic corporate governance practices and is reluctant to commit real resources to a Board refresh examination, as exemplified by the pointless exercise of the special committee that belies Stratus' public statements. Do not be fooled.

Stratus' behavior forced Ms. Benson to resign from the Board, and compelled Oasis to terminate the Board Representation and Standstill Agreement between Oasis and Stratus in order to free Oasis from the strict limitations it agreed to in exchange for a board seat back in 2017 when we still believed the Company would be open-minded. Now, with more flexibility, we believe that we are well positioned to effectuate change and help the Company deliver the returns that have eluded Stratus' shareholders for so long. We seek accountability for the failure to execute on the original five-year plan. We are frustrated by the strategic change of path to now evaluate a REIT conversion, the implementation of an onerous poison pill, and the overall failure of leadership to drive shareholder value or to even engage when presented with buyout offers that would maximize shareholder value.

The time has come for change. We look forward to discussing these changes with you in our journey to create a better Stratus for all stakeholders.

Best regards,

Ella Benson

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Oasis (as defined below), together with the other Participants (as defined below), intends to file a definitive proxy statement and accompanying proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for votes (a “Proxy Solicitation”) in connection with the solicitation of proxies from the stockholders of Stratus Properties Inc. (the “Company”) at the Company’s 2021 annual meeting of stockholders.

THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, OKAPI PARTNERS LLC BY PHONE AT (877) 566-1922 (TOLL-FREE) OR (212) 297-0720 OR BY EMAIL TO INFO@OKAPIPARTNERS.COM.

The Participants in any future Proxy Solicitation are anticipated to be: Oasis Management Company Ltd. (“Oasis”), Seth Fischer (“Mr. Fischer”), Ella Benson (“Ms. Benson”), Jaime Eugenio De La Garza Diaz (“Mr. De La Garza Diaz”) and Laurie L. Dotter (“Ms. Dotter”) (all of the foregoing collectively the “Participants”).

As of the date hereof, the Participants may be deemed to beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), in the aggregate, 1,125,690 shares of common stock, par value $0.01 per share of the Company (the “Common Stock”). Of the 1,125,690 shares of Common Stock beneficially owned in the aggregate by the Participants, such shares of Common Stock may be deemed to be beneficially owned as follows: (a) 1,123,065 shares of Common Stock may be deemed to be beneficially owned by Oasis, (b) 1,123,065 shares of Common Stock may be deemed to be beneficially owned by Mr. Fischer by virtue of the fact that he supervises and conducts all investment activities of Oasis and (c) 2,625 shares of Common Stock may be deemed to be beneficially owned by Ms. Benson. Oasis and Mr. Fischer expressly disclaim beneficial ownership of any shares of Common Stock beneficially owned by Ms. Benson and Ms. Benson expressly disclaims beneficial ownership of any shares of Common Stock beneficially owned by Oasis and Mr. Fischer. Mr. De La Garza Diaz and Ms. Dotter expressly disclaim beneficial ownership of any shares of Common Stock owned by Oasis and Mr. Fischer or Ms. Benson.

Each Participant disclaims beneficial ownership of the Common Stock reported above except to the extent of his or its actual pecuniary interest therein.